SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☑
Filed by a Party other than the Registrant☐

Check the appropriate box:

☑ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TeleCommunication Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☑ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

      (3) Filing party:

      (4) Date filed:

275 West Street
Annapolis, Maryland 21401

May [ ], 2004

Dear Fellow Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of TeleCommunication Systems, Inc. (“TCS” ) to be held on Thursday, June 10, 2004, at 10:00 a.m. local time, at the O’Callaghan Hotel Annapolis, 174 West Street, Annapolis, MD 21401. The business to be conducted at the Annual Meeting is set forth in the formal notice that follows.

      The Board of Directors urges you to read the accompanying Notice of Annual Meeting and Proxy Statement, and recommends that you vote (1) FOR the election of the directors nominated, (2) FOR the possible issuance of shares of Class A Common Stock equal to more than 20% of the Company’s outstanding Class A Common Stock in connection with the financing described in the Proxy Statement, (3) FOR the approval of the Fourth Amended and Restated 1997 Stock Incentive Plan, and (4) FOR each of the governance proposals to be implemented through the adoption of the Articles of Amendment and Restatement.

      The vote of every stockholder is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. We rely upon all stockholders to execute and return their proxies in order to avoid costly proxy solicitation. Therefore, in order to save TCS the unnecessary expense of further proxy solicitation, I ask that you promptly sign and return the enclosed proxy card in the envelope provided.

      I look forward to seeing you at the Annual Meeting.

Sincerely,

Maurice B. Tosé
Chairman of the Board
Chief Executive Officer and President

TELECOMMUNICATION SYSTEMS, INC.

275 West Street, Suite 400
Annapolis, Maryland 21401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TeleCommunication Systems, Inc., a Maryland corporation (the “Company”), will be held on Thursday, June 10, 2004, at 10:00 a.m. local time, at the O’Callaghan Hotel Annapolis, 174 West Street, Annapolis, MD 21401 for the following purposes:

1.	To elect directors to hold office until the end of their respective terms, and until their respective successors are duly elected and qualify (the Board of Directors recommends a vote FOR the election of the nominated directors);

2.	Consideration of the possible issuance of shares of Class A Common Stock equal to more than 20% of the Company’s outstanding Class A Common Stock in connection with the Financing described in the Proxy Statement (the Board of Directors recommends a vote FOR such proposal);

3.	Consideration of a proposal to approve the Fourth Amended and Restated 1997 Stock Incentive Plan (the Board of Directors recommends a vote FOR such proposal);

4.	Consideration of a proposal to approve a staggered Board of Directors — to be implemented through adoption of the Articles of Amendment and Restatement (the Board of Directors recommends a vote FOR such proposal);

5.	Consideration of a proposal to eliminate the ability of stockholders to act without a meeting through less than unanimous written consent — to be implemented through adoption of the Articles of Amendment and Restatement (the Board of Directors recommends a vote FOR such proposal);

6.	Consideration of a proposal to require approval of 66 2/3% of the combined voting power of all of the outstanding stock of the Company entitle to vote, voting together as a single class, to alter, amend, rescind or repeal the provisions of the Amended and Restated Articles of Incorporation relating to: (a) the division of the board into three classes; (b) the inability of the stockholders to act without a meeting through less than unanimous written consent; (c) the 66 2/3% vote required in order for the stockholders to alter, amend, rescind or repeal any of the provisions of the Amended and Restated Articles of Incorporation described above — to be implemented through adoption of the Articles of Amendment and Restatement (the “super-majority vote proposal”) (the Board of Directors recommends a vote FOR such proposal); and

7.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

      Pursuant to the Bylaws of TeleCommunication Systems, Inc., its Board of Directors has fixed the close of business on April 30, 2004 as the record date for the determination of those stockholders who will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Therefore, only record holders of TeleCommunication Systems, Inc. Class A Common Stock and Class B Common Stock at the close of business on that date are entitled to notice of and to vote shares held on the record date at the Annual Meeting and any adjournments or postponements thereof.

      If you plan to attend the Annual Meeting, please be prepared to present valid picture identification. If you hold your shares through a broker or other nominee, the Company will accept proof of ownership only if you bring either a copy of the voting instruction card provided by your broker or nominee, or a copy of a brokerage statement showing your share ownership in the Company as of April 30, 2004.

      Whether or not you expect to attend, we urge you to carefully review the enclosed materials. Your vote is important. All stockholders are urged to attend the Annual Meeting in person or by proxy. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please indicate your vote, sign, date and return each proxy card so that all of your shares will be represented at the Annual Meeting.

By Order of the Board of Directors

Bruce A. White
Secretary
Annapolis, Maryland
May [ ], 2004

TeleCommunication Systems, Inc.

275 West Street, Suite 400
Annapolis, Maryland 21401

PROXY STATEMENT

GENERAL INFORMATION

Why Am I Receiving this Proxy Statement and Proxy Card?

      You are receiving this Proxy Statement and a proxy card because you own shares of common stock, either Class A Common Stock, par value $0.01 per share (the “Class A Common Stock” ), or Class B Common Stock, par value $0.01 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock” ) of TeleCommunication Systems, Inc. (“TCS” or the “Company” ). This Proxy Statement describes the issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

      When you sign the proxy card, you appoint Thomas M. Brandt, Jr. and Bruce A. White, and each of them, each with the power to appoint his substitute, as your proxies at the Annual Meeting and any adjournments or postponements thereof. Messrs. Brandt and White will vote your shares as you have instructed them on the proxy card at the Annual Meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting just in case your plans change. This Proxy Statement is being mailed to you on or about May [     ], 2004.

      If an issue comes up for vote at the Annual Meeting, and any adjournments or postponements thereof, that is not on the proxy card, Messrs. Brandt and White will vote your shares, under your proxy, in accordance with their best judgment.

Who Is Soliciting this Proxy?

      The TCS Board of Directors is soliciting your proxy card in connection with this Proxy Statement.

What Is the Purpose of the Annual Meeting?

      At the Annual Meeting, stockholders will act on the matters outlined in the accompanying Notice of Meeting. These matters include:

•	election of directors to hold office until the end of their respective terms, and until their respective successors are duly elected and qualify;

•	consideration of the possible issuance of shares of Class A Common Stock equal to more than 20% of the Company’s outstanding Class A Common Stock in connection with the Financing described in this Proxy Statement;

•	consideration of a proposal to approve the Fourth Amended and Restated 1997 Stock Incentive Plan;

•	consideration of a proposal to approve a staggered Board of Directors — to be implemented through adoption of the Articles of Amendment and Restatement attached as Appendix B to this Proxy Statement;

•	consideration of a proposal to eliminate the ability of stockholders to act without a meeting through less than unanimous written consent — to be implemented through adoption of the Articles of Amendment and Restatement attached as Appendix B to this Proxy Statement;

•	consideration of the super-majority vote proposal — to be implemented through adoption of the Articles of Amendment and Restatement attached as Appendix B to this Proxy Statement; and

•	to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

      The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Return of a valid proxy, however, confers on the designated proxy holders the discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments or postponements thereof. Proxies solicited hereby will be tabulated by inspectors of election designated by the Board of Directors.

Who Is Entitled to Vote?

      Only stockholders of record at the close of business on the record date, April 30, 2004, are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock that they held on that date at the Annual Meeting, or any adjournments or postponements thereof. At the close of business on April 30, 2004, 24,406,487 shares of TCS Class A Common Stock and 8,987,541 shares of Class B Common Stock were outstanding and entitled to vote at the Annual Meeting.

How Many Votes Does Each Share of Common Stock Entitle its Holder to Cast?

      Each share of Class A Common Stock is entitled to one vote per share at the Annual Meeting. Each share of Class B Common Stock is entitled to three votes per share at the Annual Meeting.

Who Can Attend the Annual Meeting?

      Only stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Registration and seating will begin at 9:30 a.m. Stockholders may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

      Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you must bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

How Many Votes Do We Need to Hold the Annual Meeting?

      In order to conduct business at the Annual Meeting, our Bylaws require the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast on the matters to be presented at the Annual Meeting. This is called a “quorum”. Proxy cards received by us but marked “ABSTAIN” will be included in the calculation of the number of shares considered to be present at the Annual Meeting; but shares held by a broker that are not voted on any matter will not be included in the calculation of the number of shares considered to be present at the Annual Meeting. In the event that there are not sufficient votes for a quorum or to approve any proposal at the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

How Do I Vote?

      You May Vote by Mail. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed proxy card but do not provide voting instructions, your shares will be voted:

•	to elect the directors listed in this Proxy Statement to hold office until the end of their respective terms, and until their respective successors are duly elected and qualify;

•	to approve the possible issuance of shares of Class A Common Stock equal to more than 20% of the Company’s outstanding Class A Common Stock in connection with the Financing described in this Proxy Statement;

•	to approve the Fourth Amended and Restated 1997 Stock Incentive Plan;

•	to approve a staggered Board of Directors;

•	to eliminate the ability of stockholders to act without a meeting through less than unanimous written consent; and

•	to approve the super-majority vote proposal.

      You May Vote in Person at the Annual Meeting. Written ballots will be passed out to stockholders entitled to vote at the Annual Meeting. If you hold your shares in “street name” (through a broker or other nominee), you must request a legal proxy from your stockbroker to vote at the Annual Meeting.

Can I Change My Vote or Revoke My Proxy After I Return My Proxy Card?

      Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is voted at the Annual Meeting by Messrs. Brandt and White by mailing to Mr. White, the Secretary of TCS, either a written notice of revocation or an executed proxy card with a later date than the one you previously submitted, at TCS’s offices, 275 West Street, Annapolis, Maryland 21401. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy. You can also revoke your proxy at the Annual Meeting on a form that we will provide at the Annual Meeting, or you can appear in person at the Annual Meeting and vote, in person, the shares to which your proxy relates.

What If I Wish to Abstain from Voting on a Proposal or Withhold Authority from Voting on the Election of a Particular Director or Directors?

      If you wish to abstain from voting on a proposal or withhold authority from voting on the election of a particular director or directors, you may do so by marking “ABSTAIN” or “WITHHOLD AUTHORITY,” as applicable, on the enclosed proxy card.

Will My Shares Be Voted If I Do Not Sign and Return My Proxy Card?

      If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either: (i) vote your shares on routine matters, or (ii) leave your shares unvoted. Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters, but not with respect to non-routine matters. If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.”

      We encourage you to provide instructions to your brokerage firm if your shares are held in street name. This ensures that your shares will be voted at the Annual Meeting.

Who Pays the Cost of Solicitation of My Proxy?

      The expense of soliciting proxies and the cost of preparing, assembling and mailing proxy materials in connection with the solicitation of proxies will be paid for by TCS. In addition to the use of mails, certain directors, officers or employees of TCS, who receive no compensation for their services other than their regular salaries, may solicit proxies. Arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals and TCS may reimburse them for reasonable out-of-pocket and clerical expenses.

When are Stockholder Proposals and Nominations for the Election of Directors for the 2005 Annual Meeting of Stockholders Due, and How Can I Communicate with the Company’s Board of Directors?

      The Company provides all stockholders with the opportunity, under certain circumstances and consistent with the Company’s Bylaws and the rules of the Securities and Exchange Commission (“SEC” ), to participate in the governance of the Company by submitting proposals that they believe merit consideration and nominations for the election of directors at the Annual Meeting of Stockholders to be held in 2005. To enable management adequately to analyze and respond to proposals stockholders wish to have included in the Proxy Statement and proxy card for that meeting, SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act” ), requires that any such proposal be received by the Company in writing no later than January [     ], 2005. Any stockholder proposal or director nomination for that meeting that is submitted outside the processes of Rule 14a-8 will be considered “untimely” if it is received by the Company earlier than January [     ], 2005 or later than February [     ], 2005. Any stockholder proposal or director nomination must also be in compliance with the Company’s Bylaws. Proxies solicited by the Board of Directors for the Annual Meeting of Stockholders to be held in 2005 may confer discretionary authority to vote on any untimely stockholder proposals or director nominations without express direction from stockholders giving such proxies. All stockholder proposals and director nominations must be addressed to the attention of the Secretary at 275 West Street, Annapolis, Maryland 21401. The Chairman of the Annual Meeting may refuse to acknowledge the introduction of any stockholder proposal or director nomination not made in compliance with the foregoing procedures.

      Stockholders may send correspondence to the Board of Directors or to any individual Director at the following address: TeleCommunication Systems, Inc., 275 West Street, Suite 400, Annapolis, MD 21401. The communication should indicate that the sender is a stockholder. Based on procedures approved by the Nominating Committee, the General Counsel and Secretary will retain and not send to Directors communications that are purely promotional or commercial in nature or other topics that clearly are unrelated to Director responsibilities. These types of communications will be logged and filed but not circulated to Directors. The General Counsel and Secretary will review and log all other communications and subsequently deliver it to the specified Directors

What Are The Board’s Recommendations?

      Unless you give other instructions on your proxy card, Messrs. Brandt and White will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•	to elect the directors listed in this Proxy Statement to hold office until the end of their respective terms, and until their respective successors are duly elected and qualify;

•	to approve the possible issuance of shares of Class A Common Stock equal to more than 20% of the Company’s outstanding Class A Common Stock in connection with the Financing described in this Proxy Statement;

•	to approve the Fourth Amended and Restated 1997 Stock Incentive Plan;

•	to approve a staggered Board of Directors;

•	to eliminate the ability of stockholders to act without a meeting through less than unanimous written consent; and

•	to approve the super-majority vote proposal.

      With respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof, the proxy holders will vote in their own discretion.

What Vote Is Required to Approve Each Item?

     Election of Directors

      If a quorum is present, the affirmative vote of a plurality of all the votes cast at the Annual Meeting is required for the election of directors. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors. Consequently, shares that are not voted, whether by marking “WITHHOLD AUTHORITY” on your proxy card, or held by a broker and are not voted have no impact on the election of directors. Unless a properly executed proxy card is marked “WITHHOLD AUTHORITY,” the proxy given will be voted “FOR” the five nominees for director.

     Approval of the possible issuance of shares of Class A Common Stock

      To act on the proposal concerning the possible issuance of more than 20% of our Class A Common Stock to the Investors (as defined below in Proposal No. 2) in connection with the Financing (as described below in Proposal No. 2), the affirmative vote of the holders of a majority of the votes cast by the holders of all of our Common Stock, voting together as a single class, either present in person or represented by duly executed proxy at the meeting and entitled to vote on such proposal will be required. Abstentions and broker “non-votes” with respect to such proposal will not count toward calculation of the approval of this proposal. Additionally, in accordance with Nasdaq Marketplace Rule 4350(i) (“Rule 4350(i)” ), because of the Investors’ interest in the subject matter, the shares of Class A Common Stock already issued to the Investors in connection with the Financing as described in Proposal No. 2 will not be counted for purposes of determining whether approval of such proposal has been obtained.

     Approval of the Fourth Amended and Restated 1997 Stock Incentive Plan

      If a quorum is present, the approval of the Fourth Amended and Restated 1997 Stock Incentive Plan requires an affirmative vote of the holders of a majority of all the votes cast in person or by proxy and entitled to vote. A properly executed proxy card marked “ABSTAIN” with respect to the approval of the Fourth Amended and Restated 1997 Stock Incentive Plan will not be voted. Accordingly, abstentions and shares not voted by brokers will have no impact on the vote concerning this proposal.

     Approval of the Staggered Board Proposal

      If a quorum is present, the approval of the staggered board proposal requires an affirmative vote of the holders of a majority of the total number of votes of shares of all classes outstanding and entitled to vote. A properly executed proxy card marked “ABSTAIN” with respect to the approval of the staggered board proposal will not be voted. Accordingly, abstentions and broker “non-votes” will have the effect of a vote against this proposal.

     Approval of the Written Consent Proposal

      If a quorum is present, the approval of the written consent proposal requires an affirmative vote of the holders of a majority of the total number of votes of shares of all classes outstanding and entitled to vote. A properly executed proxy card marked “ABSTAIN” with respect to the approval of the written consent proposal will not be voted. Accordingly, abstentions and broker “non-votes” will have the effect of a vote against this proposal.

     Approval of the Super-Majority Vote Proposal

      If a quorum is present, the approval of the super-majority vote proposal requires an affirmative vote of the holders of a majority of the total number of votes of shares of all classes outstanding and entitled to vote. A properly executed proxy card marked “ABSTAIN” with respect to the approval of the super-majority vote proposal will not be voted. Accordingly, abstentions and broker “non-votes” will have the effect of a vote against this proposal.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

      At the Annual Meeting, five directors are to be elected. If Proposal No. 4 concerning the adoption of a staggered board is not adopted, then each of these directors will hold office until the next Annual Meeting of stockholders and until his successor is duly elected and qualified, except in the event of death, resignation or removal. If Proposal No. 4 is adopted, then each of these directors will hold office until the expiration of the term associated with his respective class (as set forth in Proposal No. 4) and until his successor is duly elected and qualified, except in the event of death, resignation or removal.

      Unless otherwise specified, your proxy will be voted “FOR” the election of the nominees listed below, except that in the event any of those named should not continue to be available for election, discretionary authority may be exercised by the proxy to vote for a substitute of their choice. However, TCS knows of no circumstances that would make any nominee named herein unavailable. All of the nominees are current members of the Board of Directors.

Directors Standing for Election

      The Board of Directors met seven times in 2003. Regular meetings of the Board are held quarterly. In addition to the four regularly scheduled meetings in 2003, the Board had three special meetings. Each director attended at least 75% of the combined total number of meetings of the Board of Directors and Board Committees of which they were a member. The Board of Directors has determined that each member of the Board of Directors, other than Mr. Tosé, is independent in accordance with applicable rules of the NASDAQ National Market.

      All five of our current directors are standing for re-election. If any of the nominees should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

      The following are the nominees for director:

Name	Age	Position

Maurice B. Tosé	47	President, Chief Executive Officer and Chairman of the Board
Clyde A. Heintzelman	65	Director
Richard A. Kozak	58	Director
Weldon H. Latham	57	Director
Byron F. Marchant	46	Director

      Maurice B. Tosé has served as TCS’ Chief Executive Officer and Chairman of the Board since December 1999. He has been its President since he founded TCS in 1987. From 1986 to 1987, Mr. Tosé was Director of U.S. Department of Defense Programs for Techmatics, Inc., a systems integration company. Mr. Tosé was a member of the United States Navy for eight years. Currently, he is a Commander in the U.S. Naval Reserves. During his military career, Mr. Tosé held various technical management positions on ships at sea as well as staff positions at the U.S. Naval Academy and the U.S. Secretary of Defense. Mr. Tosé holds a B.S. degree in Operations Analysis from the U.S. Naval Academy.

      Clyde A. Heintzelman joined the Board of Directors in December 1999. Mr. Heintzelman was the Chairman of the Board of Optelecom, Inc. from February 2000 to June 2003, also serving as the interim President and Chief Executive Officer during 2002. Prior to joining Optelecom, Mr. Heintzelman was the President of Net2000 Communications, from November 1999 to May 2001. From December 1998 to November 1999, Mr. Heintzelman was the President and Chief Executive Officer of SAVVIS Communications Corporation, a networking and Internet solutions company. From 1995 to 1998, Mr. Heintzelman was the President and Chief Operating Officer of Digex, Inc. Prior to joining Digex, Inc., Mr. Heintzelman was a General Manager for Bell Atlantic.

Mr. Heintzelman also serves on the Board of Directors of SAVVIS Communications Corporation. Mr. Heintzelman holds a B.A. degree in Marketing from the University of Delaware.

      Richard A. Kozak joined the Board of Directors in December 1999. He is currently Chairman of R&D2 LLC, a company engaged in helping early stage companies commercialize their intellectual property assets. In 1998, Mr. Kozak founded and has been the Chief Executive Officer and Chairman of the Board of Directors of 1eEurope, Ltd., formerly Galileo Communications, Ltd., a portfolio of companies focused on providing integrated e-business solutions to mid and large-size companies throughout Europe. From 1993 to 1997, Mr. Kozak was the President and Chief Executive Officer and member of the Board of Directors of American Communications Services, Inc., now known as e.spire Communications, Inc., which he co-founded in 1993. Prior to forming American Communications Services, Inc., Mr. Kozak was the President of the Southern Division of MFS Communications, which was acquired by MCI WorldCom. From 1986 through 1989, Mr. Kozak was Vice President and General Manager of Global Messaging Services for GTE Telenet, now part of Sprint International. He holds a B.S. degree in Engineering from Brown University and an M.B.A. in Finance from The George Washington University School of Government and Business Administration. He is a member of the board of advisors for the Dingman School of Entrepreneurship at the University of Maryland, and the Chesapeake Innovation Center in Annapolis, Maryland.

      Weldon H. Latham joined the Board of Directors in December 1999. Mr. Latham has been a senior partner at the law firm of Holland & Knight since August 2000. From 1992 to 2000, Mr. Latham was a partner at the law firm of Shaw Pittman Potts & Trowbridge. From 1986 to 1992, Mr. Latham was a managing partner of the Virginia office of the law firm Reed, Smith, Shaw and McClay. From 1981-1986, Mr. Latham was the Vice President and General Counsel of Sterling Systems Inc., a software company that was acquired by Planning Research Corporation (PRC). Mr. Latham was appointed Executive Assistant and Counsel to the PRC Chairman and CEO. From 1979 to 1981, Mr. Latham served as General Deputy Assistant Secretary, U.S. Department of Housing and Urban Development and previously served as Assistant General Counsel, Executive Office of the President (OMB) from 1973 to 1976. Mr. Latham holds a B.A. degree in Business Administration from Howard University, a J.D. degree from Georgetown University Law Center, and an executive management certificate from the Amos Tuck Business School at Dartmouth College.

      Byron F. Marchant joined the Board of Directors in December 1999. Mr. Marchant has been the Executive Vice President, General Counsel and Chief Administrative Officer of Black Entertainment Television, Inc. (BET) since 1997. Prior to joining BET, Mr. Marchant was a partner in the law firm Patton Boggs, LLP. From 1995 to 1996, Mr. Marchant was TCS’ Senior Vice President and General Counsel. Additional positions that Mr. Marchant has held include Senior Legal Advisor to an FCC Commissioner and an attorney with the law firm Sidley & Austin. Mr. Marchant also serves on the Board of Directors of Public Education Network, Cable Positive, DC Chamber of Commerce and BET.com, LLC. the Executive Committee of the Federal Communications Bar Association Foundation, and the Northern Virginia Business Roundtable. The Governor of Virginia appointed Mr. Marchant to the Board of Visitors of George Mason University for a four-year term that began in the Fall of 2003. Mr. Marchant holds a B.S. degree from the U.S. Naval Academy and a J.D. degree from the University of Virginia Law School.

Compensation of Directors

      Directors who are not employees of TCS (that is, each director other than Mr. Tosé) are paid a fee of $1,500 for each Board meeting and $1,000 for each Committee meeting in which the director participates in person and $750 for each Board meeting and $500 for each Committee meeting in which the director participates by phone. Generally, each director is granted restricted stock or options to purchase 15,000 shares of Class A Common Stock under our Amended and Restated 1997 Stock Incentive Plan for each year of service on the Board. These restricted shares or options vest at the end of each annual term of service on the Board. In addition, non-employee directors are reimbursed for expenses incurred in connection with their activities on TCS’s behalf.

      THE BOARD RECOMMENDS A VOTE “FOR” THE NOMINEES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended. The number of shares beneficially owned by a person includes shares of Class A Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 30, 2004. The shares issuable pursuant to these options are deemed outstanding for computing the percentage ownership of the person holding these options but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

      The following table lists the number of shares of Class A Common Stock and Class B Common Stock beneficially owned as of April 30, 2004 by (1) all stockholders known by the Company to beneficially own more than five percent of the outstanding Class A Common Stock and/or Class B Common Stock, (2) each of the directors, (3) each executive officer of the Company, including those named in the Summary Compensation Table and (4) all directors and executive officers of the Company as a group:

			Percentage of Shares
	Shares Beneficially Owned		Beneficially Owned
Name and Address of
Beneficial Owner(1)	A Shares	B Shares(2)	A Shares	B Shares

Directors and executive officers:
Maurice B. Tosé(3)	1,124,490	8,987,541	4.6%	100%
Richard A. Young(4)	590,417	—	2.4%	—
Thomas M. Brandt, Jr.(5)	492,828	—	2.0%	—
Drew A. Morin(6)	862,254	—	3.5%	—
Timothy J. Lorello(7)	535,356	—	2.1%	—
Kevin M. Webb(8)	250,000	—	1.0%	—
Clyde A. Heintzelman(9)	78,733	—	*	—
Richard A. Kozak(10)	75,733	—	*	—
Weldon H. Latham(11)	78,733	—	*	—
Byron F. Marchant(9)	78,733	—	*	—
All directors and executive officers as a group (10 persons)(12)	4,167,277	8,987,541	17.0%	100%
Five percent holders:
Signal Equity Partners, L.P.(13)	1,640,240	—	6.7%	—
Firsthand Capital Management, Inc.(14)	1,473,920	—	6.0%	—
The Riverview Group LLC(15)	2,380,989	—	9.7%	—

*	Less than 1%.

(1)	Except as set forth herein, (a) the business address of the named beneficial owner is c/o TeleCommunication Systems, Inc., 275 West Street, Annapolis, Maryland 21401 and (b) to our knowledge, each party has sole voting and investment power over the shares beneficially owned.

(2)	Each share of Class B Common Stock entitles its holder to three votes per share on all matters submitted to a vote of the stockholders. Each share of our Class B Common Stock is convertible at any time, at the option of the holder, into one share of our Class A Common Stock.

(3)	Includes 408,500 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2004 and 278,000 shares of restricted Class A Common Stock. Under the rules of the SEC, Mr. Tosé is deemed to beneficially own 223,995 shares of Class A Common Stock owned by Teresa M.S. Layden, Mr. Tosé’s wife, 173,995 shares of

Class A Common Stock held in a trust for the benefit of Mr. Tosé’s and Ms. Layden’s extended family, 215,753 shares of Class B Common Stock held in a trust for the benefit of Mr. Tosé’s and Ms. Layden’s children, and 21,945 shares of Class B Common Stock held by Mr. Tosé’s minor children. Mr. Tosé disclaims beneficial ownership of all of these shares.

(4)	Includes 253,768 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2004 and 164,250 shares of restricted Class A Common Stock. Under the rules of the SEC, Mr. Young is deemed to beneficially own 50,000 shares of Class A Common Stock held in a trust for the benefit of Mr. Young’s wife and children. Mr. Young disclaims beneficial ownership of all of these shares.

(5)	Includes 312,087 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2004 and 106,667 shares of restricted Class A Common Stock. Under the rules of the SEC, Mr. Brandt is deemed to beneficially own 51,370 shares of Class A Common Stock held in a trust for the benefit of Mr. Brandt’s wife. Mr. Brandt disclaims beneficial ownership of all the shares in the trust.

(6)	Includes 129,080 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2004 and 106,667 shares of restricted Class A Common Stock. Under the rules of the SEC, Mr. Morin is deemed to beneficially own 251,854 shares of Class A Common Stock held in a trust for the benefit of Mr. Morin’s wife and children. Mr. Morin disclaims beneficial ownership of all of these shares.

(7)	Includes 129,080 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2004 and 71,667 shares of restricted Class A Common Stock. Under the rules of the SEC, Mr. Lorello is deemed to beneficially own 236,849 shares of Class A Common Stock held in a trust for the benefit of Mr. Lorello’s wife and children. Mr. Lorello disclaims beneficial ownership of all these shares.

(8)	Includes 160,000 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2004 and 71,667 shares of restricted Class A Common Stock.

(9)	Consists of 68,733 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2004, and 10,000 shares of restricted Class A Common Stock.

(10)	Includes 22,500 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2004, and 10,000 shares of restricted Class A Common Stock.

(11)	Includes 22,500 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2004, and 10,000 shares of restricted Class A Common Stock.

(12)	Includes an aggregate of 1,574,981 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2004 and 838,918 shares of restricted Class A Common Stock.

(13)	The information provided with respect to this beneficial owner in the table above and the information in this footnote is based on a Form 4 filed with the SEC on March 14, 2001. The address of Signal Equity Partners, LP is 10 East 53rd Street, New York, New York 10022.

(14)	The information provided with respect to this beneficial owner in the table above and the information in this footnote is based on a Schedule 13E filed with the SEC on February 13, 2003. The address of Firsthand Capital Management, Inc. is 125 South Market, Suite 1200, San Jose, California 95133.

(15)	The information provided with respect to this beneficial owner in the table above and the information in this footnote is based on a Schedule 13G filed with the SEC on January 6, 2004. The sole member of The Riverview Group LLC (“Riverview”) is Millennium Holding Group, L.P., a Delaware limited partnership (“Holding” ). Millennium Management, LLC, a Delaware limited liability company (“Millennium Management” ), is the general partner of Holding and consequently has voting control and investment discretion over securities owned by Holding and by Riverview. Mr. Israel A. Englander (“Mr. Englander” ) is the sole managing member of Millennium Management. As a result, Mr. Englander may be considered the beneficial owner of any shares deemed to be beneficially owned by Millennium Management. The address of each of Riverview, Holding, Millennium Management and Mr. Englander is c/o Millennium Management, LLC, 666 Fifth Avenue, New York, NY 10103. Each of Holding, Millennium Management and Mr. Englander disclaims any beneficial ownership of the shares owned by Riverview. The number of shares of Class A Common Stock into which the warrant and convertible debenture (acquired by Riverview in our January 2004 private placement and described below under Proposal No. 2) are exercisable or convertible, as applicable, are limited pursuant to the terms of those securities to that number of shares of Class A Common Stock which would result in Riverview having aggregate beneficial ownership of not more than 9.99% of the total issued and outstanding shares of Class A Common Stock (the “Ownership Limitation” ). Therefore, the percent of class beneficially owned by the Reporting Persons is limited to 9.99%. In accordance with the Ownership Limitation, as of the date of this filing, each Reporting Person may be deemed the beneficial owner of 2,380,989 shares of Class A Common Stock, based on 24,406,487 shares of Class A Common Stock outstanding as of April 30, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers, and persons that beneficially own more than 10% of our Class A Common Stock, file with the SEC initial reports of ownership and reports of changes in ownership of our Class A Common Stock and other equity securities. Copies of these reports must also be provided to us. Based solely on our review of the copies of these reports provided to us, and written representations that no other reports were required, to our knowledge, all reports required by Section 16(a) were filed in 2003 except for one Form 4 report each for Maurice B. Tosé and Richard Kozak, both of which were filed fewer than three days late.

Code of Ethics and Business Conduct

      The Board of Directors has adopted a written code of ethics and business conduct, a copy of which is available on the Company’s website at www.telecomsys.com. The Company requires all officers, directors and employees to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. The code requires that employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place.

Stockholder Communications with the Board of Directors

      Any stockholder who wishes to communicate directly with the Board of Directors should do so in writing, addressed to TeleCommunication Systems, Inc., c/o Audit Committee Chairman, 275 West Street, Annapolis, Maryland 21401. These communications will not be screened by management prior to receipt by the Audit Committee Chairman.

Committees of the Board of Directors

     Audit Committee

      The Audit Committee consists of Messrs. Kozak, Heintzelman and Marchant. Mr. Kozak serves as Chairman of the Audit Committee. The Board of Directors has determined that each member of the Audit Committee is “independent” as defined by the NASDAQ National Market standards governing the qualifications of Audit Committee members. The Board of Directors approved a written charter of the Audit Committee that defines its roles and responsibilities. This written charter is currently available on the Company’s website at www.telecomsys.com and was also included as an appendix to the Company’s Proxy Statement for its 2003 Annual Meeting of Stockholders. The Audit Committee held four quarterly meetings in 2003 to review quarterly operating results, and one special meeting to review the fiscal year 2002 audit results and Annual Report on Form 10-K. The Board of Directors has determined that Mr. Kozak, Chairman of the Audit Committee, is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K under the Securities Act of 1933, as amended.

Audit Fees

      The fees billed by Ernst & Young LLP for professional services rendered in connection with the audit of the Company’s annual consolidated financial statements for 2003 and 2002 and the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for 2003 and 2002 were $296,644 and $282,307, respectively.

Audit-Related Fees

      The fees billed by Ernst & Young LLP for professional services rendered for assurance and related services that are reasonably related to the audit of the Company’s annual consolidated financial statements for 2003 and 2002 and the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for 2003 and 2002 were $6,119 and $1,372, respectively. These services include services related to the Sarbanes-Oxley Act of 2002 and accounting consultations.

Tax Fees

      The fees billed by Ernst & Young LLP for professional services rendered for tax compliance, tax advice and tax planning for 2003 and 2002 were $125,836 and $144,812, respectively.

All Other Fees

      The fees billed by Ernst & Young LLP for any services other than those described above 2003 and 2002 were $1,500 and $1,500, respectively. These fees related to miscellaneous accounting advisory services.

Pre-Approval of Non-Audit Services

      The Audit Committee has established a policy governing the Company’s use of Ernst & Young LLP for non-audit services. Under the policy, management may use Ernst & Young LLP for non-audit services that are permitted under SEC rules and regulations, provided that the procedures and standards described in the Audit Committee Report below are observed.

  Report of the Audit Committee

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and selects the independent public auditors, reviews with the independent public auditors the plans and results of the audit engagement, approves professional services provided by the independent public auditors, reviews the independence of the independent public auditors, approves all audit and non-audit fees and reviews the adequacy of the Company’s internal accounting controls. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In discharging its responsibilities, the Audit Committee has met with the Company’s management and the Company’s independent public auditors, Ernst & Young LLP. The Audit Committee has discussed with the independent public auditors their independence from management and the Company including reviewing the written disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended. The Audit Committee also has discussed with the independent public auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

      The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2003 and related matters with the Company’s management and the Company’s independent public auditors, reviewed the Company’s Annual Report on Form 10-K. Based on these discussions and reviews, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements for the year ended December 31, 2003 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC. The Audit Committee also has approved the selection of Ernst & Young LLP as the Company’s independent auditors for 2004. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will be given the opportunity to make as statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

      Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditors are established annually by the Audit Committee. Any proposed services exceeding these levels or amounts require specific pre-approval by the audit committee, and the Audit Committee is mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve such fees. For each fiscal year, the Audit Committee determines the appropriate ratio between the total amounts for fees of audit, audit-related and tax services, and the total amount of fees for services classified as “all other” services.

      All requests or applications for services to be provided by the independent auditors that do not require specific approval by the Audit Committee are submitted to executive management, and must include a detailed description of the services to be rendered. Executive management determines whether such services are included within the list of services that have received the general pre-approval of the Audit Committee, and executive management informs the Audit Committee on a timely basis of any such services rendered by the independent auditors.

      Requests or applications to provide services that do require specific approval by the audit committee are submitted to the Audit Committee by both the independent auditors and executive management, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

      The Audit Committee has designated Mr. Thomas M. Brandt, Jr., Chief Financial Officer, to monitor the performance of all services provided by the independent auditors and to determine whether such services are in compliance with this policy. Mr. Brandt reports to the audit committee on a periodic basis the results of this monitoring. Any member of executive management will immediately report to the chairman of the Audit Committee any breach of this policy that comes to the attention of any member of management.

AUDIT COMMITTEE

Richard A. Kozak, Chairman
Clyde A. Heintzelman
Byron F. Marchant

     Nominating Committee

      The Board of Directors maintains a Nominating Committee, which is currently comprised of Messrs. Marchant, Kozak and Tosé. Mr. Marchant serves as the Chairman. The purposes of the Nominating Committee are to recommend persons for membership on the Board, including consideration of shareholder nominations, and to establish criteria and procedures for the selection of new directors.

      The nomination process for directors is supervised by the Company’s Nominating Committee. The Nominating Committee’s Charter is available on the Company’s website at www.telecomsys.com and will be provided to stockholders upon request. The Committee seeks out appropriate candidates to serve as directors of the Company, and the Committee interviews and examines director candidates and makes recommendations to the Board regarding candidate selection.

Nominating Process

      The Nominating Committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of the Board of Directors. Under these criteria, members of the Board of Directors should have the highest professional and personal ethics and values, consistent with longstanding values and standards of the Company. Members of the Board of Directors should have broad experience at the policy-making level in business, government, medicine, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. In identifying candidates for membership on the Board of Directors, the Nominating Committee takes into account all factors it considers appropriate, which may include strength of character, maturity of judgment, career specialization, relevant skills, diversity and the extent to which a particular candidate would fill a present need on the Board of Directors. At a minimum, director candidates must have unimpeachable character and integrity, sufficient time to carry out their duties, the ability to read and understand financial statements, experience at senior levels in areas relevant to the Company and consistent with the objective of having a diverse and experienced Board, the ability and willingness to exercise sound business judgment, the ability to work well with others and the willingness to assume the responsibilities required of a director of the Company. Each member of the Board of Directors must represent the interests of the stockholders of the Company. The Nominating Committee also reviews and determines whether existing members of the Board of Directors should stand for reelection, taking into consideration matters relating to the age and number of terms served by individual directors and changes in the needs of the Board. The Nominating Committee has determined to nominate for re-election each of the Company’s directors. Once the Nominating Committee has selected appropriate candidates for election as a director, it presents the candidates to the full Board of Directors for election, if the selection has occurred during the course of the year, or for nomination, if the director is to be elected by the stockholders. Directors are nominated each year for election by the stockholders and are included in the Company’s Proxy Statement.

      The Nominating Committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year. The Nominating Committee considers stockholder recommendations for candidates for the Board of Directors that are properly submitted in accordance with the Company’s Bylaws. In evaluating such recommendations, the Nominating Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.

      The Company’s Bylaws provide the procedure for stockholders to make director nominations. A stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company:

•	in the case of an annual meeting, not more than 120 days and not less than 90 days prior to the earliest of (i) such annual meeting, (ii) the first anniversary of the mailing date of the notice of the preceding year’s annual meeting and (iii) the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder must be so delivered not earlier than the 120th day prior to the annual meeting and not later than the earlier of the close of business on the 90th day prior to the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made; and

•	in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the earlier of the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs.

      A stockholder’s notice to the Secretary must be in writing and set forth:

•	as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and

•	as to the stockholder giving the notice (i) the name and address of such stockholder as they appear on the Company ’s books and of the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth above. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal hereunder.

     Compensation Committee

      The Compensation Committee, which met five times in 2003, consists of Messrs. Heintzelman and Latham. Mr. Heintzelman serves as Chairman. The Board of Directors has determined that each member of the Compensation Committee is independent as defined by the NASDAQ National Market standards governing the qualifications of Compensation Committee members. The Compensation Committee determines the compensation of our Chief Executive Officer and President, reviews and approves our benefit plans and the compensation of the other executive officers and administers the Amended and Restated 1997 Stock Incentive Plan, 2000 Employee Stock Purchase Plan and other executive officer benefit plans. The Compensation Committee’s Charter is available on the Company’s website at www.telecomsys.com and will be provided to stockholders upon request.

     Report of the Compensation Committee

     Compensation Philosophy

      The Committee reviews the performance and compensation levels for executive officers and recommends salary and bonus levels and option grants under the Company’s incentive plans. The Committee strives to ensure that compensation serves to motivate and retain executive officers while also being in the best interests of the Company and its stockholders. The philosophy of the Committee is to attract and retain highly qualified people at industry competitive compensation levels (typically the 50th percentile of like-sized companies in comparable geographic areas and within the high-technology sector), and to link the financial interests of the Company’s senior management to those of the Company’s stockholders. This linkage is established by tying a significant portion of executive compensation to the Company’s success in meeting performance objectives adopted annually as described below. In pursuit of these objectives, the Company’s compensation program is designed to attract to the Company and retain the best possible executive talent; to motivate these executives to achieve performance goals which are integral to the Company’s business objectives approved by its Board of Directors; to reinforce and link executive and stockholder interests through equity-based plans; and to recognize individual performance. The Company’s compensation structure has three general components: (i) base salary, (ii) annual cash bonuses and (iii) stock incentive grants. The Company also provides medical, pension and other fringe benefits generally available to Company employees.

     Base Salary

      In the early part of each fiscal year, the Committee reviews with Mr. Tosé and approves, with any modifications it deems appropriate, salary levels for the Company’s executive officers. Mr. Tosé does not participate in deliberations involving his own compensation. Annual salary adjustments are determined by evaluating the competitive marketplace with the assistance of outside compensation advisors, the performance of the Company, the executive’s performance, the ability of the executive to manage the growth of the Company, any increase or decrease in the responsibilities assumed by the executive and inflation. Salary adjustments, if any, are determined by the Committee upon recommendation from the Chief Executive Officer (in the case of compensation for executive officers other than the Chief Executive Officer) and the Committee.

     Annual Cash Bonuses

      The Company uses performance bonuses to reflect the level of involvement and success of its senior executives in achieving annual corporate goals and sets specific performance-related targets in a budget that is approved by the Board. The awards earned depend on the extent to which TCS and individual performance objectives are achieved. The Committee uses the inputs of external consultants to make this grant, basing recommendations on a competitive compensation study.

     Stock Option Grants

      The Committee believes that the award of options and other stock-based compensation provides meaningful long-term incentives that are directly related to the enhancement of the Company’s stockholder value through long-term executive retention. Our Amended and Restated 1997 Stock Incentive Plan provides the means through which executive officers can build an investment in the Company that will align their economic interests with the interest of the Company’s stockholders. Under our Amended and Restated 1997 Stock Incentive Plan, the Committee is authorized to determine the vesting of each option and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options vest in installments over a period of years. The Committee believes that the grant of stock-based incentive compensation has been and will continue to be a significant component of our success in attracting and retaining talented management and employees in an extremely competitive environment. To date, all options granted under the Amended and Restated 1997 Stock Incentive Plan have been granted with an exercise price equal to the fair market value of our Class A Common Stock on the date of the grant. In determining the number of incentive shares to grant to senior executives, the Committee considers the same factors as it does in determining the other components of compensation, with no single factor accorded special weight. Stock options granted to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2003 were in the form of restricted shares.

     Chief Executive Officer Compensation

      In advising the Board with respect to the Chief Executive Officer’s compensation, the Compensation Committee seeks to establish a level of base salary competitive with that paid by companies of comparable size within the industry and by companies outside of the industry with which we compete for executive talent. Mr. Tosé’s 2003 base salary was established on the basis of the foregoing criteria. Attainment of corporate revenue and operating results goals for the prior year, the importance of providing Mr. Tosé with continuing incentives while controlling costs, and Mr. Tosé’s longstanding contributions to TCS’ success were evaluated in determining the cash and non-cash incentive compensation awarded.

     Compensation Deduction Limit

      Section 162(m) of the Internal Revenue Code generally sets a limit of one million dollars ($1,000,000) on the amount of compensation paid to senior executives (other than enumerated categories of compensation, including performance based compensation) that may be deducted by a publicly-held company. The Committee’s policy is to seek to qualify executive compensation for deductibility to the extent that such policy is consistent with the Company’s overall objectives and executive compensation policy. Compensation attributable to stock options granted under the Company’s Amended and Restated 1997 Stock Incentive Plan is currently excluded from the $1,000,000 limit as “qualified performance-based compensation” under the rules contained in applicable Treasury regulations. None of the Company’s senior executives received compensation in 2003 in excess of the limits imposed under Section 162(m).

COMPENSATION COMMITTEE

Clyde A. Heintzelman (Chairman)
Weldon H. Latham

Compensation Committee Interlocks

      None of the members of the Compensation Committee is a current or former officer or employee of the Company.

EXECUTIVE COMPENSATION

      The following table shows all compensation earned in each of the last three years by our Chief Executive Officer and our four other most highly paid executive officers whose annual salary and bonus exceeded $100,000 in the fiscal year ended December 31, 2003 (the “Named Executive Officers”):

Summary Compensation Table

					Long-Term
					Compensation(2)
		Annual Compensation(1)
					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(2)	Compensation(3)	Grants(4)	Options(#)	Compensation(5)

Maurice B. Tosé	2003	$377,326	$188,663	$25,972	$—	436,404	$11,656
Chief Executive Officer,	2002	369,005	160,000	28,399	585,360	135,000	13,445
President, and Chairman of the Board	2001	342,210	113,412	26,345	—	455,000	14,392
Richard A. Young	2003	258,251	142,000	17,822	—	279,013	11,754
Executive Vice President,	2002	251,922	110,000	21,807	354,060	75,000	12,138
Chief Operating Officer	2001	240,636	25,000	1,745	—	250,000	12,239
Thomas M. Brandt, Jr.	2003	215,051	90,000	12,981	—	157,392	11,703
Senior Vice President and	2002	205,101	100,000	11,833	241,350	63,000	13,713
Chief Financial Officer	2001	188,216	20,000	10,859	—	125,000	14,439
Drew A. Morin	2003	220,101	90,000	11,800	—	157,392	11,631
Senior Vice President and	2002	215,201	76,980	15,217	161,250	63,000	12,141
Chief Technical Officer	2001	180,145	20,000	11,353	—	125,000	13,617
Timothy J. Lorello	2003	208,052	45,000	5,553	—	100,158	11,656
Senior Vice President —	2002	205,104	52,055	16,763	161,250	63,000	10,416
Chief Marketing Officer	2001	180,145	20,000	10,393	—	125,000	9,142

(1)	Includes perquisites and other personal benefits, the aggregate annual amount of which for each Named Executive Officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2)	Bonuses and long-term compensation are reported in the year earned, even if actually paid/ granted in a subsequent year.

(3)	Represents payments made to each of these Named Executive Officers in lieu of accrued vacation.

(4)	The restricted share grants shown in this column represent the only restricted shares ever granted to any of the Named Executive Officers. As of December 31, 2003, the number of restricted shares held by each of the Named Executive Officers and the value (calculated by multiplying the closing market price of the Company’s Class A Common Stock as of December 31, 2003 times the number of restricted shares held) of those restricted shares were as follows: Mr. Tosé (318,000 shares, value - $1,570,920); Mr. Young (194,250 shares, value - $959,595); Mr. Brandt (135,000 shares, value - $666,900); Mr. Morin (135,000 shares, value - $666,900); and Mr. Lorello (90,000 shares, value - $444,600). The restricted shares vest in three equal one-third installments over three years from the date of grant. The restricted shares would be eligible to receive dividends when and if declared by the Company’s Board of Directors.

(5)	Represent matching contributions made by the Company under its 401(k) plan and health and life insurance premiums paid by the Company.

      The following table provides information about options exercised by the Named Executive Officers in 2003 and year-end values of stock options held at year end:

Aggregate Option Exercises in 2003 and Option Values at December 31, 2003

			Number of
			Securities Underlying		Value of Unexercised In-
	Number of		Unexercised Options		The-Money Options at
	Shares		at December 31, 2003		December 31, 2003(2)
	Acquired	Value
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Maurice B. Tosé	—	—	272,500	317,500	$512,775	$595,575
Richard A. Young	46,233	$200,838	178,768	175,000	420,719	328,250
Thomas M. Brandt, Jr.	—	—	267,297	104,710	925,413	195,792
Drew A. Morin	—	—	83,290	104,710	156,379	195,792
Timothy J. Lorello	152,800	550,087	83,290	104,710	156,379	195,792

(1)	Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers but are calculated based on the difference between the fair market value of our Class A Common Stock on the date of exercise and the exercise price of the options. The Named Executive Officers will receive cash only if and when they sell the ordinary shares issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of our Class A Common Stock at the time of such sale.

(2)	Value is based on the difference between the option exercise price and the fair market value at December 31, 2003 (based upon a last reported sale price of $4.94 per share as quoted on the NASDAQ National Market on December 31, 2003), less the exercise price per share, multiplied by the number of shares underlying the option.

      The following table provides information for all equity compensation plans as of the fiscal year ended December 31, 2003, under which the equity securities of the Company were authorized for issuance:

Equity Compensation Plan Information

Number of securities
remaining available
for future issuance
	Number of securities	Weighted average	under equity
	to be issued upon	exercise price of	compensation plans
	exercise of	outstanding	(excluding securities
	outstanding options,	options, warrants	reflected in
	warrants and rights	and rights	Column (a))

Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	7,180,603	$2.53	4,221,867
Equity compensation plans not approved by security holders	None	N/A	None

Total	7,180,603	$2.53	4,221,867

(1)	As a result of the merger of XYPOINT Corporation (“XYPOINT” ) with the Company effective January 15, 2001 and the merger of ReachNet, Inc. (“ReachNet” ) with the Company effective February 14, 2001, the Company assumed the options issued under the XYPOINT 1995, 1997 and 2000 Stock Option Plans and the ReachNet 2000 Stock Incentive Plan. As of December 31, 2003, 142,587 shares of our Class A Common Stock were reserved for future issuance upon the exercise of the outstanding stock options assumed in the mergers at a weighted average exercise price of $6.09. No further options may be granted under the XYPOINT 1995, 1997 and 2000 Stock Option Plans or the ReachNet 2000 Stock Incentive Plan.

Employment Agreements

      We have entered into employment agreements with Messrs. Young, Brandt, Morin and Lorello which became effective February 1, 2001, and provide for their individual annual salaries, and gives them the opportunity to participate in bonus or incentive compensation plans of the Company, if any. The agreements had an initial term of one year from the effective date, and automatically extend for additional one-year increments until terminated by us or the individuals. Pursuant to the agreements, vesting of any stock options awarded to the individuals shall be immediately accelerated in the event of a change of control as defined in the agreements.

      The individuals may resign their employment voluntarily by giving 30 days notice to the Board of Directors. If we terminate any of the individuals without cause or if the individual resigns with good reason, he is entitled to receive from us his earned bonus plus an amount equal to the greater of the salary he would have received during the balance of the term of the employment contract, or six months. Under the agreements, “cause” means committing an act of gross negligence or other willful act that materially adversely affects TCS, acts of dishonesty involving fraud or embezzlement or being convicted or pleading no contest to a felony involving theft or moral turpitude. Under the agreements, “good reason” includes circumstances that constitute a material diminution in authority, require the individual to physically relocate more than 75 miles and any material breach by the Company of its obligations under the agreement. If we terminate an individual’s employment without cause, or if he resigns for good reason, within 12 months of a change in control, he is entitled to receive from us an amount based upon his annual salary. Mr. Young is entitled to receive two times his annual salary, and the other individuals are entitled to receive one times their annual salary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During 2001 and 2000, we made loans to six senior executives totaling $4.9 million, all of which were fully repaid with interest by December 31, 2003.

      In February 2003, we entered into a lease with Annapolis Partners LLC to explore the opportunity of relocating our Annapolis offices to a planned new real estate development. Our President and Chief Executive Officer owns a controlling voting and economic interest in Annapolis Partners LLC and he also serves as a member. The financial and many other terms of the lease have not yet been established. The lease is subject to several contingencies and rights of termination. For example, the lease can be terminated at the sole discretion of our Board of Directors if the terms and conditions of the development are unacceptable to us, including without limitation the circumstances that market conditions make the lease not favorable to us or the overall cost is not in the best interest of us or our shareholders, or any legal or regulatory restrictions apply. Our Board of Directors will evaluate this opportunity along with alternatives that are or may become available in the relevant time periods and there is no assurance that we will enter into a definitive lease at this new development site.

Transactions with Certain of the Investors

      As described further below under Proposal No. 2, in January 2004, we consummated the purchase of the Enterprise Mobility Solutions division of Aether Systems, Inc. (“Aether” ). Consideration for the acquisition was valued at approximately $20.5 million, consisting of $18.5 million in cash, $1 million in the form of a note payable to Aether due in August 2004 and 204,020 newly issued shares of our Class A Common Stock valued at $1 million. As described below, concurrent with the acquisition, we closed on $21 million of financing with The Riverview Group LLC (“Riverview”) and Firsthand Capital Management, Inc. (“Firsthand”), whereby

•	we issued $15 million of 3% Subordinated Convertible Debentures with a balloon 5-year maturity to Riverview. This debenture is convertible, at the option of Riverview, into shares of our Class A Common Stock at a conversion price of $5.3753, and principal and interest on the debenture may be paid in shares of our Class A Common Stock based on the same conversion rate. The terms of the debenture prohibit the issuance of shares of our Class A Common Stock with respect thereto in the event that such issuance would cause Riverview to beneficially own in excess of 9.99% of the number of shares of our Class A Common Stock outstanding immediately after giving effect to such issuance (the “Stock Cap” ); and

•	we issued warrants to purchase an aggregate of 341,072 shares of our Class A Common Stock to Riverview, 033 Growth Partners, I, L.P., 033 Growth Partners II, L.P., 033 Growth International Fund, Ltd. and Oyster Pond Partners, L.P. The warrants expire on January 13, 2007 and have an exercise price of $6.50. The terms of the warrants provide for the same Stock Cap included in the debenture with respect to the warrant holders. Each of these transactions was exempt from the registration requirements of the Securities Act of 1933, as amended.

      In connection with the foregoing transactions, we entered into a registration rights agreement with the investors, including Riverview and Firsthand, whereby we agreed to file a registration statement for their shares of Class A Common Stock. That registration statement was filed and has been declared effective by the SEC.

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return on the Company’s Class A Common Stock with the cumulative total return of the Nasdaq Stock Market U.S. Index and a Mobile Data Index prepared by the Company of the following relevant publicly traded companies in the mobile data sector: 724 Solutions Inc.; Aether Systems, Inc.; @Road, Inc.; Extended Systems Incorporated; GoAmerica, Inc.; InfoSpace, Inc.; Intellisync Corporation; Intrado, Inc.; Novatel Wireless, Inc.; Openwave Systems, Inc.; Research in Motion Limited; Semotus Solutions, Inc. and Sybase, Inc. The composition of the Mobile Data Index has been changed from last year as follows: I3 Mobile was acquired by Ace*Comm Corporation in December 2003 and as been deleted, and AvantGo was acquired by Sybase, Inc. in February 2003 and has been deleted. Both of those companies were deleted because, following their acquisition, they are no longer directly comparable to the Company or the mobile data sector in which it competes. Intellisync Corporation, Extended Systems, Incorporated, Semotus Solutions, Inc. and Sybase, Inc. were added to the Mobile Data Index because those companies compete in the enterprise data market which we entered with the acquisition of the Enterprise Mobility Solutions division of Aether Systems, Inc. In accordance with the rules of the SEC, the graph below also shows a line for the Mobile Data Index (the “Prior Peer Group”) without any of the foregoing changes having been made other than the deletion of I3 Mobile and AvantGo. The information provided is from August 7, 2000, the date of the Company’s Initial Public Offering, through December 31, 2003.

      The stock price performance shown on the graph below is not necessarily indicative of future price performance.

PROPOSAL NO. 2 — POSSIBLE ISSUANCE OF SHARES OF CLASS A COMMON STOCK EQUAL TO MORE THAN 20% OF THE COMPANY’S OUTSTANDING CLASS A COMMON STOCK IN CONNECTION WITH THE FINANCING DESCRIBED BELOW

      Rule 4350(i) requires stockholder approval of a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) if the number of shares of common stock to be issued is or may be equal to 20% or more of the issuer’s outstanding common stock, or 20% or more of the voting power, outstanding before the issuance of such shares for less than the greater of book or market value of the stock (the “Nasdaq 20% Limitation” ).

     The Financing

      On December 18, 2003, we entered into a Securities Purchase Agreement (the “Purchase Agreement” ), with certain institutional investors (the “Investors” ), under which we issued and sold to the Investors in a private placement (i) $15 million of aggregate principal amount of 3% Convertible Debentures with balloon five-year maturity (the “Debentures” ) and are convertible, at the option of the holder, into shares of our Class A Common Stock at a conversion price of $5.3753 per share of Class A Common Stock, (ii) 1,364,288 shares of our Class A Common Stock, priced at $4.3979 per share, which share price was equal to 90% of the daily, volume-weighted average price of our Class A Common Stock on the NASDAQ National Market and reported by Bloomberg Financial LP during the five day period prior to January 6, 2004 (the “Closing Price” ), and (iii) warrants to purchase 341,072 shares of our Class A Common Stock at an exercise price equal to $6.50 per share, which are exercisable until January 13, 2007 (the “Warrants” ). The issuance of the Class A Common Stock, Debentures and Warrants to the Investors pursuant to the Purchase Agreement is referred to herein as the “Financing.”

      The terms of the Debentures and the Warrants, and the other terms of the Financing, are complex. This summary of the terms is general in nature and is qualified by reference to the actual agreements, including among others, the Purchase Agreement, the certificates representing the Debentures and the Warrants and the Voting Agreement, which are attached as exhibits to our Current Reports on Form 8-K filed with the SEC on December 23, 2003 and January 23, 2004. Stockholders desiring a more complete understanding of the terms of the Financing, the Debentures and the Warrants are urged to refer to such exhibits.

     Possible Issuance of More than 20% of Our Outstanding Class A Common Stock

      Immediately prior to issuing our Class A Common Stock, Debentures and Warrants to the Investors in the Financing there were 22,062,974 shares of our Class A Common Stock outstanding. The total number of shares of our Class A Common Stock that we may issue in connection with the Financing is dependent upon the occurrence of the following events (the “Events” ): (a) whether the Debentures are converted, (b) whether the Warrants are exercised, (c) whether the principal and/or interest on the Debentures is paid in cash or in shares of our Class A Common Stock and the market price of our Class A Common Stock used in calculating any such payments, and (d) whether the antidilution adjustment provisions of the Debentures and/or the Warrants come into effect. As of the Record Date for this Meeting, none of the Debentures had been converted into shares of our Class A Common Stock, none of the Warrants had been exercised, no principal or interest on the Debentures has been paid in shares of our Class A Common Stock and the antidilution provisions of the Debenture and or the Warrants have not been triggered.

      A total of 1,364,288 shares of our Class A Common Stock were issued to the Investors in the Financing. This represented approximately 6.18% of our outstanding Class A Common Stock. The issuance of an additional 3,048,307 shares of our Class A Common Stock to the Investors as part of any combination of the foregoing Events would exceed the Nasdaq 20% Limitation. Pursuant to the Purchase Agreement, we agreed to seek stockholder approval of the possible issuance to the

Investors or their transferees of shares of our Class A Common Stock in excess of the Nasdaq 20% Limitation.

     Voting Agreement

      In connection with the Financing, our President, Chief Executive Officer and Chairman of the Board, Maurice B. Tosé, entered into a voting agreement with us dated as of December 18, 2003 (the “Voting Agreement” ), whereby he has agreed to vote all of his shares of our capital stock (a) for approval of our issuance of all of such securities in accordance with and as required by applicable law and the rules and regulations of the Nasdaq National Market and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of ours under the securities purchase agreement entered into in connection with the Financing or which could result in any of the conditions to our obligations under the Purchase Agreement not being fulfilled. Mr. Tosé beneficially owns all of our Class B Common Stock, which generally has the same rights as our Class A Common Stock, except that holders of Class B Common Stock have three votes per share. As of April 30, 2004, Mr. Tosé beneficially owned shares representing approximately 52.44% of our total voting power, assuming no conversion or exercise of issued and outstanding convertible or exchangeable securities held by our other stockholders. Accordingly, approval of this Proposal No. 2 is assured by the terms of the Voting Agreement.

     Board Recommendations; Reasons

      The Board of Directors believes that it is in our stockholders’ best interest for the Investors to be able to convert their Debentures and exercise their Warrants and for us to be able to pay principal and interest on the Debentures in our Class A Common Stock for an aggregate amount of Class A Common Stock that may exceed the Nasdaq 20% Limitation since maintaining the flexibility to make payments on the Debentures in cash or equity will enable to us greater flexibility in managing our level of cash and cash equivalents.

      If stockholder approval is not obtained and the Nasdaq 20% Limitation was reached, we would be forced to pay principal and interest in cash. If we are forced to pay principal and interest in cash rather than our Class A Common Stock, the amount of cash available to fund our operations would be reduced.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” APPROVAL OF THE POSSIBLE ISSUANCE OF SHARES OF CLASS A COMMON STOCK EQUAL TO MORE THAN 20% OF THE COMPANY’S OUTSTANDING CLASS A COMMON STOCK IN CONNECTION WITH THE FINANCING.

PROPOSAL NO. 3 — APPROVAL OF THE FOURTH AMENDED AND RESTATED 1997 STOCK

INCENTIVE PLAN

      In 1997, we adopted the 1997 Stock Incentive Plan to promote our long-term growth and profitability by providing our employees, directors and consultants with incentives to improve stockholder value and to contribute to our growth and financial success. On April 11, 2000, our Board of Directors approved an amendment and restatement of that plan which increased the total number of shares reserved for issuance under the plan from 6,466,803 to 8,904,110. The stockholders approved the 2000 amendment and restatement on June 15, 2000.

      On April 23, 2001, our Board of Directors approved a second amendment and restatement of the plan contingent upon approval of the stockholders. The second amendment and restatement increased the number of shares of our Class A Common Stock available for issuance under the plan from 8,904,110 to 11,904,110 shares. The stockholders approved the second amendment and restatement of the plan on June 19, 2001.

      The second amendment and restatement also added a limit on the number of awards that anyone may receive under the plan in any given year. The plan provides that awards covering no more than 1,500,000 shares may be granted to any individual in a fiscal year, with one exception. In order to enable us to recruit effectively, awards covering up to 2,000,000 shares may be granted to an individual in his or her first year of employment with us.

      On April 28, 2003, our Board of Directors approved a third amendment and restatement of the plan contingent upon approval of the stockholders. The third amendment and restatement increased the number of shares of our Class A Common Stock available for issuance under the plan by 4,000,000 shares to a total of 15,904,110 shares.

      As described above, in January 2004, the Company completed the acquisition of the assets of the Enterprise Mobility Solutions division of Aether Systems, Inc. and hired approximately 110 former Aether employees. Because all employees of the Company received stock options under the plan, the addition of in excess of 100 new employee grants under the plan without any increase in the number of shares available for issuance under the plan significantly depleted the remaining shares available for grant. Any significant increase in new employees in the future, either through organic growth or by acquisitions, will result in an even further reduction in the number of shares available for grants under the plan.

      On May 21, 2004, our Board of Directors approved the Fourth Amended and Restated Plan (the “Plan” ) contingent upon approval of the stockholders. The fourth amendment and restatement provides for an increase in the number of shares of our Class A Common Stock available for issuance under the Plan by 5,000,000 shares to a total of 20,904,110 shares.

      This increase in authorized shares, and a change in the name of the Plan, are the only material changes that the amendment and restatement makes to the Plan as previously approved by the stockholders. Immediately prior to the date the amendment and restatement was approved by the Board of Directors, 9,618,504 shares were subject to the outstanding awards issued under the Plan and 1,378,275 shares remained available for new awards.

      As of April 30, 2004, options covering 14,525,835 shares of Class A Common Stock had been granted under the Plan. The following table shows information regarding the distribution of those options among the persons and groups identified below.

Aggregate Past Grants Under the Plan

			Number of Shares
			Underlying Options
			as of April 30, 2004
	Number of	Number of Shares
Name and Position	Options Granted	Acquired on Exercise	Exercisable	Unexercisable

Maurice B. Tosé	1,344,404	—	357,500	986,904
Chairman of the Board, President, and Chief Executive Officer
Richard A. Young	1,085,936	258,905	233,768	593,263
Executive Vice President and Chief Operating Officer
Thomas M. Brandt, Jr.	761,900	107,501	306.420	347,979
Senior Vice President and Chief Financial Officer
Drew A. Morin	1,350,365	869,973	132,413	347,979
Senior Vice President and Chief Technology Officer
Timothy J. Lorello	1,043,400	665,242	122,413	255,745
Senior Vice President and Chief Marketing Officer
Current Executive Officers	6,006,163	1,901,621	1,330,847	2,773,695
Current Non-Executive Directors	314,932	92,466	182,466	40,000
Clyde A. Heintzelman	78,733	—	68,733	10,000
Director Nominee
Richard A. Kozak	78,733	46,233	22,500	10,000
Director Nominee
Weldon H. Latham	78,733	46,233	22,500	10,000
Director Nominee
Byron F. Marchant	78,733	—	68,733	10,000
Director Nominee
Non-Executive Employees	3,092,556	343,388	1,414,474	1,334,694

      The following is a brief summary of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, which appears as Appendix A to this Proxy Statement.

General

      Purpose: The purpose of the Plan is to promote our long-term growth and profitability by providing key people with incentives to improve stockholder value and contribute to our growth and financial success by enabling us to attract, retain and reward the best available people.

      Shares Available under the Plan: The limits on shares available under the Plan and awards which may be granted to any individual during a calendar year, as described above, will be adjusted to reflect any stock dividends or stock splits or reverse splits, and may be adjusted in the event of any spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any change which is part of a transaction resulting in a change in control. If any award, or portion of an award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Class A

Common Stock are surrendered to us in connection with any award (whether or not such surrendered shares were acquired pursuant to any award), the shares subject to such award and the withheld and surrendered shares will thereafter be available for further awards under the Plan. As of May 12, 2004, the fair market value of a share of Class A Common Stock, determined by the last reported sale price per share of Class A Common Stock on such date as quoted on the Nasdaq-National Market, was $5.75.

      Administration: Our Compensation Committee is currently the administrator of the Plan. The administrator has full power and authority to take all actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine who is eligible for awards, and the time or times at which such awards will be granted; (ii) determine the types of awards to be granted; (iii) determine the number of shares covered by or used for reference purposes for each award; (iv) impose such terms, limitations, restrictions and conditions upon any such award as the administrator deems appropriate; (v) modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards (provided however, that, except as noted below, any modification that would materially adversely affect any outstanding award may not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an award following termination of any grantee’s employment or consulting relationship; and (vii) establish objectives and conditions, if any, for earning awards and determining whether awards will be paid after the end of a performance period.

      In the event of changes in our Class A Common Stock by reason of any stock dividend, stock split, or reverse stock split, the administrator will make adjustments to the number of shares covered by and the exercise price and other terms of outstanding awards. In the event of any other changes affecting us, our capitalization or our Class A Common Stock, by reason of any spin-off, split-up, dividend, recapitalization, merger, consolidation, or share exchange, other than any change that is part of a transaction resulting in a change in control, the administrator may without the consent of holders of awards, make any other adjustments in outstanding awards. This includes, but is not limited to, reducing the number, kind and price of shares subject to awards.

      Without the consent of holders of awards, whenever the administrator determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the administrator in its discretion is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting us or our financial statements or those of any of our affiliates, or of changes in applicable laws, regulations, or accounting principles.

      Participation: Participation in the Plan is open to all of our or any of our affiliates’ employees, officers, directors and other individuals providing bona fide services to us or our affiliates, as selected by the administrator from time to time. The administrator may also grant awards to individuals in connection with hiring, retention or otherwise prior to the date the person first performs services. As of April 30, 2004, five directors and approximately six hundred employees, officers and consultants were eligible to participate in the Plan.

Type of Awards

      The Plan allows for the grant of stock options, stock appreciation rights, stock awards, phantom stock awards, performance awards and other stock-based awards. The administrator may grant these awards separately or in tandem with other awards. The administrator will also determine the prices, expiration dates and other material conditions governing the exercise of the awards. We, or any of our affiliates, may make or guarantee loans to assist grantees in exercising awards and satisfying any withholding tax obligations arising from awards.

      Stock Options: The Plan allows the administrator to grant either awards of incentive stock options, as that term is defined in Section 422 of the Internal Revenue Code (the “Code” ), or nonqualified stock options; provided, however, that only our employees or employees of our parent or subsidiaries may receive incentive stock option awards. Options intended to qualify as incentive stock must have an exercise price at least equal to fair market value on the date of grant, but nonqualified stock options may be granted with an exercise price less than fair market value. The option holder may pay the exercise price in cash, by tendering shares of Class A Common Stock, by a combination of cash and shares, or by any other means the administrator approves.

      Stock Appreciation Rights: The Plan allows the administrator to grant awards of stock appreciation rights which entitle the holder to receive a payment in cash, in shares of Class A Common Stock, or in a combination of both, having an aggregate value equal to the amount by which the fair market value of the underlying shares appreciates from the grant date until the exercise date.

      Stock Awards and Phantom Stock Awards: The Plan allows the administrator to grant restricted or unrestricted stock awards, or awards denominated in stock-equivalent units, to eligible participants with or without payment of consideration by the grantee. Stock awards and phantom stock awards may be paid in cash, in shares of Class A Common Stock, or in a combination of both.

      Performance Awards: The Plan allows the administrator to grant performance awards which become payable in cash, in shares of Class A Common Stock, or in a combination of both, on account of attainment of one or more performance goals established by the administrator. The administrator may establish performance goals based on our operating income, or that of our affiliates, or one or more other business criteria the administrator may select that applies to an individual or group of individuals, a business unit, or us or our affiliate as a whole, over such performance period as the administrator may designate.

      Other Stock-Based Awards: The Plan allows the administrator to grant stock-based awards which may be denominated in cash, Class A Common Stock, or other securities, stock equivalent units, stock appreciation units, securities or debentures convertible into Class A Common Stock, or any combination of the foregoing. These awards may be paid in Class A Common Stock or other securities, in cash, or in a combination of Class A Common Stock, other securities and cash.

Awards Under the Plan

      Because participation and the types of awards available for grant under the Plan as proposed to be amended and restated are subject to the discretion of the administrator, the benefits or amounts that any participant or groups of participants may receive if the amended and restated Plan is approved are not currently determinable.

      The following New Plan Benefits table contains the number of outstanding awards made under the Plan to the individuals and groups listed below during our last fiscal year:

New Plan Benefits
Fourth Amended and Restated 1997 Stock Incentive Plan
Name and Position	Number of Awards*

Maurice B. Tosé	—
Chairman of the Board, President, and Chief Executive Officer
Richard A. Young	—
Executive Vice President and Chief Operating Officer
Thomas M. Brandt, Jr.	—
Senior Vice President and Chief Financial Officer
Drew A. Morin	—
Senior Vice President and Chief Technology Officer
Timothy J. Lorello	—
Senior Vice President and Chief Marketing Officer
Executive Group	—
Non-Executive Director Group	—
Non-Executive Officer Employee Group	—

*	Future awards are subject to discretion and, therefore, are not currently determinable. For information concerning stock option grants made to Named Executive Officers in 2004 based on 2003 performance see the Summary Compensation Table above.

Amendment and Termination

      Our Board of Directors may terminate, amend or modify the Plan or any portion thereof at any time.

Federal Income Tax Consequences

      The following is a general summary of the current federal income tax treatment of stock options, which may be granted under the Plan, based upon the current provisions of the Internal Revenue Code and regulations promulgated thereunder.

      Incentive Stock Options: Incentive stock options under the Plan are intended to meet the requirements of Section 422 of the Code. No tax consequences result from the grant of the option. If an option holder acquires stock upon exercise, the option holder will not recognize income for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and we will not be allowed a deduction as a result of such exercise, provided that the following conditions are met: (a) at all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise, the option holder is our employee or an employee of one of our subsidiaries; and (b) the option holder makes no disposition of the stock within two years from the date of the option grant nor within one year after the transfer of the stock to the option holder. The three-month period extends to one year in the event of disability and is waived in the event of death of the employee. If the option holder sells the stock after complying with these conditions, any gain realized over the price paid for the stock ordinarily will be treated as capital gain, and any loss will be treated as capital loss, in the year of the sale.

      If the option holder fails to comply with the employment requirement, the tax consequences will be substantially the same as for a nonqualified option, discussed below. If the option holder fails to comply with the holding period requirements, the option holder will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of the exercise of the option over the exercise price or (ii) the excess of the amount realized upon such disposition over the adjusted tax basis of the stock. Any additional gain ordinarily will be recognized by the option holder as capital gain, either long-term or short-term, depending on the holding period of the shares. If the option holder is treated as having received ordinary income because of his or her failure to comply with either condition above, we will be allowed an equivalent deduction in the same year.

      Nonqualified Stock Options: No tax consequences result from the grant of the option. An option holder who exercises a nonqualified stock option with cash generally will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and we will be entitled to a deduction from income in the same amount in the fiscal year in which the exercise occurred. We will withhold taxes from any ordinary income recognized by the option holder due to exercise. The option holder’s basis in these shares will be the fair market value on the date income is realized, and when the holder disposes of the shares he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

      Disallowance of Deductions: The Code disallows deductions by publicly held corporations with respect to compensation in excess of $1,000,000 paid to the company’s Chief Executive Officer and its four other most highly compensated officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if certain statutory requirements are satisfied. Under this exception, the deduction limitation does not apply with respect to compensation otherwise deductible on account of stock options and stock appreciation rights granted at fair market value under a Plan that limits the number of shares that may be issued to any individual and which is approved by the Company’s stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE FOURTH AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN.

APPROVAL OF THE GOVERNANCE PROPOSALS

      The following summary is qualified in its entirety by reference to the text of the proposed amendments to our Amended and Restated Articles of Incorporation, which are attached to this proxy statement as Appendix B. All stockholders are urged to read carefully the proposed Articles of Amendment Restatement as proposed to be amended in their entirety.

General

      We believe the governance proposals described herein are necessary to foster our long-term growth as an independent company and to protect the stockholders from unsolicited, potentially coercive or abusive takeover tactics and efforts to acquire control of the Company at a price or on terms that are not in the best interests of all of our stockholders. We recognize that these governance proposals may discourage or impede the completion of a tender offer or make it more difficult to change the composition of our Board of Directors under circumstances in which stockholders may feel that such transaction or change would be in their best interests.

      Management has no knowledge of any effort to accumulate our securities or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. The measures we are proposing are not the result of or in response to any specific effort to acquire control of the Company.

      At this time, management does not intend to propose, and is not currently considering proposing, other anti-takeover measures in future proxy solicitations. However, management may determine to adopt one or more of such measures at a later date.

Purpose and Effects of the Governance Proposals

      In order to mitigate the concerns described above, these governance proposals together with the amendments to our Bylaws are intended to make it more difficult for a potential acquiror to take advantage of the capital structure to acquire us by means of a transaction which is not negotiated with our Board of Directors. The governance proposals and the Bylaw amendments would reduce our vulnerability to an unsolicited takeover proposal.

      These provisions are designed to enable us to develop our business in a manner which will foster the long-term growth, reducing, to the extent practicable, the threat of a takeover not deemed by our Board of Directors to be in the best interests of the Company and our stockholders and the potential disruption entailed by a threat of such a takeover.

      Our Board of Directors believes that when companies do not have measures in place to address unsolicited takeover bids, change in control transactions occur at prices below the best price that might otherwise be attainable. Many companies have put provisions in place which effectively require potential acquirors to negotiate with the companies’ board of directors. Our Board of Directors desires to provide the Company with the flexibility to grow its business without being subject to unsolicited takeover proposals either at inadequate prices or by means of unfair takeover tactics. Our Board of Directors is aware of, and committed to, its fiduciary obligations to us and our stockholders in respect of these measures.

      The governance proposals will make it more difficult for stockholders to change the composition of our Board of Directors even if stockholders believe such a change would be desirable. Also, because of the additional time required to change control of our Board of Directors, the governance proposals will tend to maintain the continuity of incumbent management. Because the governance proposals will increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of our Board of Directors, even if the takeover bidder were to acquire a majority of our outstanding stock, it will tend to discourage certain tender offers, perhaps including some tender offers which stockholders may feel would be in their best interests. As a result, stockholders may be deprived of opportunities to sell some or all of their shares in a tender offer. Tender offers for control usually involve a purchase price higher than the current market price and may involve a bidding contest between competing takeover bidders. The governance proposals could also discourage open market purchases by a potential takeover bidder. Such purchases could temporarily increase the market price of our stock, enabling stockholders to sell their shares at a price higher than that which would otherwise prevail. In addition, the governance proposals could decrease the market price of our Class A Common Stock by making the stock less attractive to persons who invest in securities in anticipation of an increase in price if a takeover attempt develops.

Existing Anti-Takeover Protections

      Our existing Amended and Restated Articles of Incorporation authorize the Board of Directors to classify and reclassify any unissued shares of capital stock of the Company into a class or classes of preferred stock, preference stock, special stock or other stock. Such preferred or other stock may be issued from time to time in one or more series, and our Board of Directors, without further approval of the stockholders, is authorized to fix the rights, preferences, privileges and restrictions applicable to each series of such stock. The purpose of authorizing the Board of Directors to determine such rights, preferences, privileges and restrictions is to allow such determinations to be made by the Board of Directors instead of the stockholders and to avoid the expense of, and eliminate delays associated with, a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under some circumstances, make it more difficult for a third party to gain control of TCS.

      Our Bylaws currently provide that stockholders must provide timely notice in writing to bring business before an annual or special meeting of stockholders or to nominate candidates for election as directors at such meetings. Notice for a stockholders meeting is timely in the following circumstances:

•	In the case of an annual meeting, a stockholder’s notice must generally be delivered not more than 120 days and not less than 90 days prior to the earliest of (a) the meeting, (b) the first anniversary of the date of the prior year’s notice and (c) the first anniversary of the date of the prior year’s meeting.

•	In the case of a special meeting, a stockholder’s notice must generally be delivered to us by the close of business ten days after notice of the meeting is given to stockholders.

      The Bylaws also specify the form and content of a stockholder’s notice. These provisions may prevent stockholders from bringing matters before an annual or special meeting or from making nominations for directors at such a meeting if the notice and content provisions are not satisfied.

State Anti-Takeover Statutes

      Maryland, like most states, has adopted a fair price/business combination moratorium statute (known as the “Business Combination Act” ). The Business Combination Act limits certain types of business combination transactions such as mergers, asset sales and securities issuances between a Maryland corporation and an “interested stockholder” (generally, defined as a person that individually or on an attributed basis owns 10% or more of the outstanding common stock of the corporation seeking to effect the transaction). These business combinations are prohibited for five years after a person first becomes an interested stockholder and, thereafter, must be approved by super majority vote (80% of all voting power and 66 2/3% of disinterested voting power) unless certain fair price tests are met (designed to require that stockholders in the second tier of a transaction are compensated at the same rate as the first tier stockholders). The effect of the Business Combination Act is to make such transactions nearly impossible procedurally and financially burdensome effectively forcing acquirors to negotiate with the company’s board of directors.

      The board of directors may “opt-out” of the Business Combination Act only prior to the time a person first becomes an interested stockholder. The Business Combination Act is intended to provide protection principally against “unfriendly” tiered acquisitions where the second tier (usually a merger) is at a price below the first tier (usually a tender offer). It is unlikely, however, that this statute would stop an “unfriendly” tender offer for all, or a substantial portion, of a Maryland corporation’s publicly-held stock by a person that, at the terms of commencement of the tender offer, owned less then 10% of the target’s stock.

      Our Amended and Restated Articles of Incorporation currently provide that the provisions of the Business Combination Act shall not apply to any “business combination” with the Company and Mr. Tosé, or any entity controlling, controlled by or under common control with Mr. Tosé, his spouse, children, stepchildren, father, mother, brother, sister, any lineal descendants of any one or more of the foregoing, any estates of any one or more of the foregoing, any trusts now or hereafter established for the benefit of any one or more of the foregoing, or any other entity now or hereafter controlled by any of the foregoing.

      Maryland’s control share acquisition statute (known as the “Control Share Act” ) provides that a person or persons acting together who cross one or more of three thresholds of share ownership (one-fifth, one-third, and a majority) may not vote these shares unless the remaining stockholders specially approve the right to vote these shares at a special meeting of stockholders called for that purpose. The statute contains a procedure to allow the acquiring stockholder to call a meeting for this purpose. If the stockholders disapprove, the Maryland corporation has certain redemption rights over the acquiring person’s shares. Again, the board of directors may opt-out of the Control Share Act’s voting restrictions prior to the control share acquisition. The Control Share Act is intended primarily to prevent “creeping” acquisitions of a Maryland corporation and to force an acquiror to negotiate an acquisition of more than 20% of the outstanding stock.

      Our Amended and Restated Articles of Incorporation currently provide that the provisions of the Control Share Act shall not apply to any shares of capital stock of the Company now or hereafter beneficially held (during the period of such beneficial ownership) by Mr. Tosé, or any entity controlling, controlled by or under common control with Mr. Tosé, his spouse, children, stepchildren, father, mother, brother, sister, any lineal descendants of any one or more of the foregoing, any estates of any one or more of the foregoing, any trusts now or hereafter established for the benefit of any one or more of the foregoing, or any other entity now or hereafter controlled by any of the foregoing.

The Governance Proposals

      In deciding to approve the governance proposals, our Board of Directors determined that it would be beneficial to us and our stockholders to have the protections of the governance proposals in place because the positive aspects of the governance proposals outweigh the potential adverse effects. Management does not currently intend to propose other anti-takeover measures in future proxy solicitations.

      Although the governance may discourage or impede tender offers favorable to the stockholders or make it more difficult for stockholders to change the composition of our Board of Directors even if the stockholders believe such a change would be desirable, we believe the governance proposals are necessary to foster its long-term growth as an independent company and to protect the stockholders from unsolicited, potentially coercive or abusive takeover tactics and efforts to acquire control of TCS at a price or on terms that are not in the best interests of all of our stockholders.

PROPOSAL NO. 4 — ADOPTION OF A STAGGERED BOARD OF DIRECTORS

      If this proposal is approved, Article Sixth of our Amended and Restated Articles of Incorporation will be amended to divide our Board of Directors into three classes based on their terms of office: Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting at which that director was elected. However, the directors first designated as Class I directors shall serve for a term expiring at the next annual meeting of stockholders following the date of the 2004 Annual Meeting of stockholders, the directors first designated as Class II directors shall serve for a term expiring at the second annual meeting of stockholders following the date of the 2004 Annual Meeting of stockholders, and the director first designated as a Class III director shall serve for a term expiring at the third annual meeting of stockholders following the date of the 2004 Annual Meeting of stockholders. If this proposal is adopted, the directors named herein, if elected, will be classified as follows: Class I: Clyde A. Heintzelman and Richard A. Kozak; Class II: Weldon H. Latham and Byron F. Marchant; Class III: Maurice B. Tosé.

      Our Board of Directors believes that dividing the directors into three classes is advantageous to us and our stockholders because by providing that directors will serve three-year terms rather than one-year terms, the likelihood of continuity and stability in the policies formulated by the Board of Directors will be enhanced. While management has not experienced any problems with continuity in the past, it wishes to ensure that this experience will continue and believes that the staggered election of directors will promote continuity because only one class of the directors will be subject to election each year.

      The amendment would significantly extend the time required to make any change in control of our Board of Directors and will tend to discourage any hostile takeover bid for the Company. Presently, a change in control of the Board of Directors can be made by the holders of a majority of our shares of common stock at a single annual meeting. Under the proposed amendment, it will take at least two annual meetings for such stockholders to make a change in control of our Board of Directors, because only a minority of the directors will be elected at each meeting. Staggered terms would guarantee that approximately two-thirds of the directors, or more, at any one time have at least one year’s experience as directors of the Company.

      Our current Amended and Restated Articles of Incorporation does not contain a provision regarding the removal of directors. Where there is no classified board of directors, Maryland law provides that stockholders may remove directors with or without cause. Where there is a classified board of directors, Maryland law provides that stockholders may remove directors only for cause, unless the articles of incorporation otherwise provides. Our Amended and Restated Articles of Incorporation does not have a provision allowing removal of directors other than for cause. If the staggered board proposal is approved, stockholders will not have the ability to remove a director without cause prior to the expiration of his current term.

      One method for a takeover bidder to obtain control is to acquire a majority of the outstanding shares of a company through a tender offer or open market purchases and then using its voting power to remove the existing directors. Requiring cause in order to remove a director would defeat this strategy. Potential takeover bidders will therefore be more likely to negotiate with the existing Board regarding a change of control. The Board believes that the adoption of proposed Article Sixth would properly condition a director’s continued service upon his ability to serve rather than his position relative to a dominant stockholder.

      The approval of this proposal would eliminate the right of stockholders to remove directors without cause even if stockholders believe such a change would be desirable. Removing a director where cause is required is more difficult, unless cause is readily apparent. If stockholders cannot remove directors without cause, directors might be less responsive to stockholders.

      The proposed Article Sixth has the effect of permitting removal of directors only for “cause.” While what constitutes “cause” has not been conclusively established by the Maryland courts, actions such as embezzlement, disclosure of trade secrets, or other violations of fiduciary duty have been found to constitute cause for removal. Courts have indicated that the desire to take over management of a company or the failure to cooperate in management’s plans for a company do not constitute cause for removal.

      Stockholders seeking to remove a director for cause could be forced to initiate a lawsuit to clarify the exact meaning of “cause,” which could be costly and time-consuming. Stockholders should recognize that this proposal will make more difficult the removal of a director in circumstances which do not constitute a takeover attempt and where, in the opinion of the holders of a majority of our outstanding shares, cause for such removal may exist.

      Moreover, this proposal may have the effect of delaying an ultimate change in existing management which might be desired by a majority of the stockholders.

      Additionally, proposed Article Sixth will provide that, in the event of a vacancy on the Board of Directors for any reason, such vacancies will be filled by the Board and the substitute director will serve for the remainder of the term of the replaced director.

      The affirmative vote of 66 2/3% of the combined voting power of all of the outstanding stock of the Company entitle to vote, voting together as a single class, will be required to alter, amend, rescind or repeal this provision of our Amended and Restated Articles of Incorporation or to adopt any provision inconsistent with this provision if the super-majority vote proposal described below is adopted.

PROPOSAL NO. 5 — ELIMINATION OF STOCKHOLDER ACTION

WITHOUT A MEETING THROUGH LESS THAN UNANIMOUS WRITTEN CONSENT

      Effective June 1, 2004, the Maryland General Corporation Law was amended to provide that, if authorized in a company’s articles of incorporation, any action required or permitted to be taken by stockholders at a meeting may be taken without notice, without a meeting and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of outstanding shares of stock having the requisite number of votes that would be necessary to authorize the action at a meeting of stockholders at which all shares entitled to vote were present and voted. Our Amended and Restated Articles of Incorporation do not currently provide otherwise. Our Bylaws currently provide for stockholder action by written consent. If the written consent proposal is adopted, Article Seventh of our Amended and Restated Articles of Incorporation will be amended to prohibit stockholder action without a meeting through less than unanimous written consent. In addition, conforming changes will be made to our Bylaws.

      The written consent proposal will give all of our stockholders the opportunity to participate in determining any proposed action and will prevent the holders of a majority of the voting stock from using the written consent procedure to take stockholder action without affording all stockholders an opportunity to participate. This proposal will discourage stockholders from taking action other than at an annual or special meeting of stockholders at which the proposal is submitted to stockholders in accordance with the advance notice provisions of the Bylaws. This could lengthen the amount of time required to take stockholder actions, which will ensure that stockholders will have sufficient time to weigh the arguments presented by both sides in connection with any contested stockholder vote. The written consent proposal may discourage, delay or prevent a change in control of the Company. For example, because unanimity is virtually impossible to obtain, taking action by written consent would not be practical and a proposal for the removal of directors for cause could effectively be delayed until the next annual meeting of stockholders.

      The affirmative vote of 66 2/3% of the combined voting power of all of the outstanding stock of the Company entitle to vote, voting together as a single class, will be required to alter, amend,

rescind or repeal this provision of our Amended and Restated Articles of Incorporation or to adopt any provision inconsistent with this provision if the super-majority vote proposal described below is adopted.

PROPOSAL NO. 6 — SUPER-MAJORITY VOTE PROPOSAL

      Currently, in addition to the approval of the Company’s Board of Directors, the approval of the holders of a majority of the total number of votes of shares of all classes outstanding and entitled to vote generally in the election of directors is required to amend any provision of the Company’s Amended and Restated Articles of Incorporation. The only exception to this is that the approval of the holders of at least 80% of the total number of votes entitled to vote generally in the election of directors is required to amend, modify or repeal the provisions of the Amended and Restated Articles of Incorporation relating to (1) the limitation of liability of officers and directors, (2) the indemnification of officers and directors, (3) Article Eighth; and (4) subsection (a)(7) of Article Seventh. Maryland law permits a company to include provisions in its charter that require a greater stockholder vote for any corporate action than the vote otherwise required by law. If the super-majority vote proposal is adopted, Article Twelfth of the Company’s Amended and Restated Articles of Incorporation will require the vote of at least 66 2/3% of the combined voting power of all of the outstanding stock of the Company entitle to vote, voting together as a single class, to alter, amend, rescind or repeal certain provisions of the Company’s Amended and Restated Articles of Incorporation or to adopt any provision inconsistent therewith. The provisions in the Company’s Amended and Restated Articles of Incorporation affected by this amendment are:

•	Article Sixth dividing the Company’s Board of Directors into three classes;

•	Article Ninth concerning the inability of the Company’s stockholders to act without a meeting through less than unanimous written consent; and

•	Article Tenth requiring a 66 2/3% vote of stockholders to amend the provisions of the Amended and Restated Articles of Incorporation described above.

      Adoption of the super-majority vote proposal may discourage or deter a person from attempting to obtain control of the Company by making it more difficult to amend some provisions of the Company’s Amended and Restated Articles of Incorporation, whether to eliminate provisions that have an anti-takeover effect or those that protect the interests of minority stockholders. Adoption of the super-majority vote proposal will make it more difficult for a stockholder or stockholder group to put pressure on the Company’s Board of Directors to amend its Amended and Restated Articles of Incorporation to facilitate an attempt.

      THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE GOVERNANCE PROPOSALS SET FORTH IN PROPOSALS NO. 4 THROUGH 6 ABOVE AND HAS DETERMINED THAT EACH OF THE GOVERNANCE PROPOSALS IS ADVISABLE AND IN THE BEST INTERESTS OF TCS AND OUR UNAFFILIATED AND AFFILIATED STOCKHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF EACH OF THE GOVERNANCE PROPOSALS SET FORTH IN PROPOSALS NO. 4 THROUGH 6.

Description of Bylaws Amendments

      Our Board of Directors also intends to adopt amendments to our Bylaws necessary to conform the Bylaws to the Articles of Amendment and Restatement if the governance proposals are approved. The proposed amendments were approved by our Board of Directors in connection with the governance proposals and are referred to in this Proxy Statement as the Bylaws amendments. The Bylaws amendments will become effective when the governance proposals are accepted.

OTHER MATTERS

      We do not know of any matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is intended that Messrs. Brandt and White will vote the proxies in accordance with their best judgment.

      The Annual Report of the Company, including financial statements of the Company for the fiscal year ended December 31, 2003, is being mailed to the stockholders with this Proxy Statement. You may request, without charge, a copy of the Company’s 2003 Annual Report on Form 10-K, as filed with the SEC, by addressing a request to TeleCommunication Systems, Inc., 275 West Street, Annapolis, Maryland 21401 Attention: Jeffrey Sim, Sr. Director, Investor Relations.

Appendix A

TELECOMMUNICATION SYSTEMS, INC.

FOURTH AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN

1.     Establishment, Purpose and Types of Awards

      TeleCommunication Systems, Inc., a Maryland corporation (the “Company”), established and maintains the Telecommunication Systems, Inc. Third Amended and Restated 1997 Stock Incentive Plan which is hereby amended and restated again in its entirety and shall henceforth be known as the TELECOMMUNICATION SYSTEMS, INC. FOURTH AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN (the “Plan”). This Plan is a continuation, and amendment and restatement, of the TeleCommunication Systems, Inc. Third Amended and Restated 1997 Stock Incentive Plan, the provisions of which shall continue to control with respect to any options outstanding thereunder that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code to the extent necessary to preserve such status. The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best-available persons.

      The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing.

2.     Definitions

      Under this Plan, except where the context otherwise indicates, the following definitions apply:

      (a) “Affiliate” shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

      (b) “Award” shall mean any stock option, stock appreciation right, stock award, phantom stock award, performance award, or other stock-based award.

      (c) “Board” shall mean the Board of Directors of the Company.

      (d) “Change in Control” means:

(i) an acquisition (other than from the Company) in a transaction, or a series of related transactions, by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act” ), (excluding for this purpose, (A) the Company or its subsidiaries, (B) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the then outstanding voting securities of the Company entitled to vote generally in the election of directors) of beneficial ownership, within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (the “Company Voting Stock” );

(ii) the effective time of any merger, share exchange, consolidation or other reorganization or business combination of the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who held the Company Voting Stock immediately prior to such transaction;

(iii) the closing of a sale or conveyance of all or substantially all of the assets of the Company;

(iv) individuals who were the Board’s nominees for election as directors immediately prior to a meeting of the stockholders of the Company involving an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, cease to constitute a majority of the Board following the election; or

(v) the dissolution or liquidation of the Company;

provided, however, that the term “Change in Control” does not include a public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933.

      (e) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

      (f) “Common Stock” shall mean shares of Class A common stock of the Company, par value of one cent ($0.01) per share.

      (g) “Fair Market Value” shall mean, with respect to a share of the Company’s Common Stock for any purpose on a particular date, the value determined by the Administrator in good faith. However, if the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and listed for trading on a national exchange or market, “Fair Market Value” shall mean, as applicable, (i) either the closing price or the average of the high and low sale price on the relevant date, as determined in the Administrator’s discretion, quoted on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market; (ii) the last sale price on the relevant date quoted on the Nasdaq SmallCap Market; (iii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Administrator’s discretion; or (iv) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator. If no public trading of the Common Stock occurs on the relevant date, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur. For all purposes under this Plan, the term “relevant date” as used in this Section 2.1(g) shall mean either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Administrator’s discretion.

      (h) “Grant Agreement” shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

3. Administration

      (a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the “Administrator”).

      (b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant

Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

      The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

      The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

      (c) Non-Uniform Determinations. The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

      (d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

      (e) Indemnification. To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

      (f) Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.     Shares Available for the Plan

      Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 20,904,110 shares of Common Stock. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such Award and the surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

      Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Company to any one individual under this Plan shall be 1,500,000 shares, provided, however, that such maximum number shall be 2,000,000 shares with respect to any individual during the first fiscal year that the individual is employed with the Company or an Affiliate. Such per individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5.     Participation

      Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate provided that such Awards shall not become vested prior to the date the individual first performs such services.

6.     Awards

      The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement. The Administrator may permit or require a recipient of an Award to defer such individual’s receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals.

      (a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Code sections 424(e) and (f), respectively, of the Company. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value as of the date of grant, but nonqualified stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

      (b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights (“SAR”). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

      (c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

      (d) Phantom Stock. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units (“phantom stock”) in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

      (e) Performance Awards. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Company’s or an Affiliate’s operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Administrator may designate.

      (f) Other Stock-Based Awards. The Administrator may from time to time grant other stock-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

7.     Miscellaneous

      (a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

      (b) Loans. The Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

      (c) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

      (d) Adjustments for Corporate Transactions and Other Events.

(i) Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event unless the Board determines, at the time it approves such stock dividend, stock split or reverse stock split, that no such adjustment shall be made. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(ii) Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7(d)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control, the Administrator, in its discretion and without the consent of the holders of the Awards, shall make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual during any one fiscal year of the Company, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to reducing the number, kind and price of securities subject to Awards.

(iii) Unusual or Nonrecurring Events. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

      (e) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for Awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

      (f) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time.

      (g) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice.

      (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

      (i) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles.

      (j) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. As initially adopted, the Plan was originally effective on August 20, 1997. As amended and restated herein, the Plan is effective upon April 28, 2003, subject to receiving stockholder approval at the 2003 Annual Meeting of Stockholders or such other special meeting of the stockholders within twelve months after such date. No Award shall be granted under the Plan after the close of business on April 10, 2010. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

Date Initial Amendment and Restatement Approved by the Board: April 11, 2000
Date Initial Amendment and Restatement Approved by the Stockholders: June 15, 2000
Date Second Amendment and Restatement Approved by the Board: April 23, 2001
Date Second Amendment and Restatement Approved by the Stockholders: June 19, 2001
Date Third Amendment and Restatement Approved by the Board: April 28, 2003
Date Third Amendment and Restatement Approved by the Stockholders: June 12, 2003
Date Fourth Amendment and Restatement Approved by the Board: May 21, 2004
Date Fourth Amendment and Restatement Approved by the Stockholders: June [     ], 2004

APPENDIX B

TeleCommunication Systems, Inc.

Articles of Amendment and Restatement

      TeleCommunication Systems, Inc., a Maryland corporation, having its principal office in Anne Arundel County, Maryland (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

      FIRST: The name of the Corporation is “TeleCommunication Systems, Inc.” The Corporation desires to amend and restate its Charter as currently in effect and as hereinafter amended. The Articles of Incorporation of the Corporation were originally filed with the SDAT on July 30, 1987 and were last amended by Articles of Amendment and Restatement filed with the SDAT on August 7, 2000.

      SECOND: Pursuant to Section 2-609 of the Maryland General Corporation Law (the “MGCL”), these Articles of Amendment and Restatement (these “Articles”) restate and further amend the provisions of the Articles of Incorporation of the Corporation.

      THIRD: The text of the Articles of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

“FIRST: The name of the corporation (which is hereinafter called the “Corporation”) is:

      TeleCommunication Systems, Inc.

SECOND: (a) The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are to engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

(b) The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

THIRD: The present address of the principal office of the Corporation in this State is 275 West Street, Annapolis, MD 21401-1740.

FOURTH: The name and address of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

FIFTH: (a) The total number of shares of stock which the Corporation has authority to issue is Three Hundred Million (300,000,000) shares, consisting of Two Hundred Twenty-Five Million (225,000,000) shares of Class A common stock, $0.01 par value per share (“Class A Common Stock”), and Seventy-Five Million (75,000,000) shares of Class B common stock, $0.01 par value per share (“Class B Common Stock” and, together with the Class A Common Stock, “Common Stock”). The aggregate par value of all shares of all classes of stock having a par value is $3,000,000.

(b) General. The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

(1) The exclusive voting power for all purposes shall be vested in the holders of the Common Stock. The holders of all classes of Common Stock shall vote as a single class on all matters submitted to a vote of the stockholders to which the holders of Common Stock are entitled to vote except as otherwise required by law. Shares of Common Stock of any class shall not have cumulative voting rights. All shares of Class A Common Stock and Class B Common Stock will entitle the holders thereof to the same rights and privileges and shall rank equally, share ratably, and be identical in all respects, as to all matters, except as (i) otherwise set forth in Article FIFTH, subsection (c), and (ii) the holders of Class B Common Stock shall be entitled to three (3) votes per share and the holders of Class A Common Stock shall be entitled to one (1) vote per share.

(2) Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation’s stock, may be paid ratably on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable.

(3) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation remaining, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.

(c) Conversion.

(1) Optional Conversion. Each share of Class B Common Stock shall be convertible at any time, at the option of the holder, into one share of Class A Common Stock. Such right shall be exercised by the surrender of the certificate or certificates, representing the share or shares of Class B Common Stock to be converted, at the offices of the Corporation’s transfer agent (the “Transfer Agent”), accompanied by a written notice from the holder of such shares stating that such holder desires to convert such shares, or a stated number of shares, represented by such certificate or certificates, into an equal number of shares of Class A Common Stock, and, if so required by the Transfer Agent, by instruments of transfer in form satisfactory to the Transfer Agent, duly executed by such holder or such holder’s duly authorized attorney. Shares of Class A Common Stock shall not, in any case, be convertible into shares of Class B Common Stock.

(2) Mandatory Conversion. In addition to and notwithstanding subsection (c)(1) above, immediately preceding any Transfer (as such term is defined herein below) of shares of Class B Common Stock, and without any action on the part of any stockholder, such shares of Class B Common Stock shall be deemed automatically converted into an equal number of shares of Class A Common Stock. From and after the time of such Transfer, the relevant Transferred shares of Class B Common Stock will be canceled, not reissued and any certificates representing such shares of Class B Common Stock shall no longer represent shares of Class B Common Stock but instead shall represent the same number of shares of Class A Common Stock. The transferee shall have the right to have registered in the name of such transferee the shares of Class A Common Stock issuable to such transferee as a result of such conversion and Transfer. The shares of Class A Common Stock issuable upon any such conversion shall be so registered in the records of the

Corporation and the certificates with respect to such stock shall be issued by the Corporation upon the surrender of the certificates that represent the shares of Class B Common Stock immediately prior to the Transfer, duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation). “Transfer” shall mean the sale, assignment, transfer, gift, pledge or hypothecation or other disposition, whether voluntary or involuntary, of Class B Common Stock to any person. Notwithstanding the foregoing, the following shall not constitute a “Transfer”: (i) the sale, transfer, pledge or hypothecation or other disposition in a bona fide financing transaction of any derivative instrument that derives its value from underlying shares of Class B Common Stock; (ii) any transfer of shares of Class B Common Stock to the transferring stockholder’s spouse, children, stepchildren, father, mother, brother, sister, any lineal descendants of any one or more of the foregoing, any estates of any one or more of the foregoing, any trusts now or hereafter established for the benefit of any one or more of the foregoing, any other entity now or hereafter controlled by any of the foregoing; and (iii) any pledge of shares of Class B Common Stock pursuant to the grant of a bona fide pledge of or security interest in such shares as collateral security for indebtedness due to the pledgee, provided that such pledge expressly provides that the pledged shares remain subject to the provisions of this subsection (c)(2) and further provided that the subsequent foreclosure by the pledgee on such shares or similar action taken by the pledgee with respect to the pledged shares shall be a “Transfer” and such pledged shares of Class B Common Stock shall thereupon be converted automatically into shares of Class A Common Stock as provided in this subsection (c)(2), except that, if within five business days after such foreclosure or similar event such converted shares are returned to the pledgor, such shares shall be converted automatically back into shares of Class B Common Stock.

(d) Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

(1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this sub-paragraph.

(2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

(3) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

(4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

(5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

(6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

(7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this sub-paragraph, and, if so, the terms and conditions thereof.

(8) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Corporation.

(e) For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of capital stock or of any other Charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

(1) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

(2) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

(3) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

[SIXTH: The number of directors of the Corporation shall be eight (8), which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. The directors shall be divided into three classes: Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting of stockholders at which that director was elected; provided, however, that the directors first designated as Class I directors shall serve for a term expiring at the annual meeting of stockholders next following the date of their designation as Class I directors, the directors first designated as Class II directors shall serve for a term expiring at the second annual meeting of stockholders next following the date of their designation as Class II directors, and the directors first designated as Class III directors shall serve for a term expiring at the third annual meeting of stockholders next following the date of their designation as Class III directors. For purposes hereof, the initial Class I, Class II and Class III directors shall be those directors elected at the 2004 Annual Meeting of Stockholders of the Corporation and designated as members of such class. Each director shall hold office until the annual meeting of stockholders at which his term expires and, the foregoing notwithstanding, shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

At each annual election after the 2004 Annual Meeting of Stockholders, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall have designated one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of directors among the classes.

In the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. The Board of Directors shall specify the class to which a newly created directorship shall be allocated.

Election of directors need not be by written ballot. Any director may be removed at any time with cause, and the vacancy resulting from such removal shall be filled, by vote of a majority of the stockholders of the Company at a meeting called for that purpose or, if not filled by the stockholders, by a vote of a majority of the remaining Board of Directors (or the sole remaining director) then in office.]

SEVENTH: (a) The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and the stockholders:

(1) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

(2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

(3) The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to redeem or purchase its stock or to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; to determine the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); to determine the fair value and any matters relating to the acquisition, holding and disposition of any assets by the Corporation; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute, the rules of any stock exchange or market system on which securities of the Corporation are listed or by the By-Laws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

(4) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in the Charter.

(5) The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

(6) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

(7) The Corporation reserves the right from time to time to make any amendments of the Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in the Charter, of any of its outstanding stock by classification, reclassification or otherwise. The Charter may be amended by the stockholders of the Corporation by the affirmative vote of a majority of the total number of votes entitled to vote generally in the election of directors; provided, however, the affirmative vote of holders of at least 80% of the total number of votes entitled to vote generally in the election of directors is required to amend, modify or repeal the provisions of the Charter relating to (1) the limitation of liability of officers and directors; (2) the indemnification of officers and directors; (3) Article EIGHTH; and (4) this subsection (a)(7) of Article SEVENTH.

(b) The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

EIGHTH: (a) The provisions of Sections 3-601 to 3-604 of the MGCL shall not apply to any “business combination” with the Corporation and Maurice B. Tosé, or any entity controlling, controlled by or under common control with Maurice B. Tosé, his spouse, children, stepchildren, father, mother, brother, sister, any lineal descendants of any one or more of the foregoing, any estates of any one or more of the foregoing, any trusts now or hereafter established for the benefit of any one or more of the foregoing, or any other entity now or hereafter controlled by any of the foregoing. Such persons are exempted from such Sections of the MGCL to the fullest extent permitted by Maryland law.

(b) The provisions of Sections 3-701 to 3-709 of the MGCL shall not apply to any share of the capital stock of the Corporation now or hereafter beneficially held (during the period of such beneficial ownership) by Maurice B. Tosé, or any entity controlling, controlled by or under common control with Maurice B. Tosé, or by his spouse, children, stepchildren, father, mother, brother, sister, any lineal descendants of any of the foregoing, any estates of any of the foregoing, any trusts now or hereafter established for the benefit of any of the foregoing, any other entity now or hereafter controlled by any of the foregoing. Such shares of capital stock are exempted from such Sections of the MGCL to the fullest extent permitted by Maryland law.

[NINTH: Any action required to be taken or which may be taken by the holders of the Common Stock may not be taken without a duly called annual or special meeting of such holders in the absence of unanimous written consent in lieu of a meeting.]

[TENTH: Notwithstanding anything else contained in this Amended and Restated Articles of Incorporation or the Bylaws to the contrary, the affirmative vote of the holders of record of at least 66 2/3% of the combined voting power of all of the outstanding stock of the Corporation entitled to vote in respect thereof, voting together as a single class, shall be required to alter, amend, rescind or repeal Article Sixth, Article Ninth, or this Article Tenth of this Amended and Restated Articles of Incorporation or to adopt any provision inconsistent therewith.]

ELEVENTH: The duration of the Corporation shall be perpetual.”

      FOURTH: At a meeting of the Board, each member of the Board approved these Articles pursuant to Section 2-408 of the MGCL, by which these Articles were set forth, declared to be advisable and directed to be submitted to the stockholders of the Corporation for consideration and approval.

      FIFTH: The holders of the Class A Common Stock and Class B Common Stock of the Corporation, the only classes of capital stock issued, outstanding and entitled to vote thereon, adopted and approved these Articles at the annual meeting of the stockholders held on June 10, 2004.

      SIXTH: Prior to the filing of these Articles, the total number of shares of stock of all classes which the Corporation has authority to issue is Three Hundred Million (300,000,000) shares of capital stock, of which Two Hundred Twenty-Five Million (225,000,000) shares shall be designated Class A common stock, $0.01 par value per share, and Seventy-Five Million (75,000,000) shares shall be designated Class B common stock, $0.01 par value per share. In addition, upon the filing of these Articles, the aggregate par value of all shares of all classes of stock having a par value will be $3,000,000.

      SEVENTH: Upon the filing of these Articles, the total number of shares of stock of all classes which the Corporation has authority to issue is Three Hundred Million (300,000,000) shares of capital stock, of which Two Hundred Twenty-Five Million (225,000,000) shares shall be designated Class A common stock, $0.01 par value per share, and Seventy-Five Million (75,000,000) shares shall be designated Class B common stock, $0.01 par value per share. In addition, upon the filing of these Articles, the aggregate par value of all shares of all classes of stock having a par value will be $3,000,000.

      EIGHTH: None of the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption of any class of the Corporation’s capital stock was changed by these Articles.

      NINTH: In addition to the above, these Articles include provisions that exempt Maurice B. Tosé from the Business Combinations Statute (MCGL §§ 3-601 et seq.), and the Control Share Statute (MCGL §§3-701 to 3-709).

      TENTH: The number of directors of the Corporation is five (5) and the names of those currently in office are:

Maurice B. Tosé Clyde A. Heintzelman Richard A. Kozak Weldon H. Latham, and Byron F. Marchant

      ELEVENTH: The provisions set forth in the foregoing amendment and restatement of the Charter are all of the provisions of the Charter currently in effect.

ANNUAL MEETING OF STOCKHOLDERS OF

TELECOMMUNCATION SYSTEMS, INC.

June 10, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach and mail in the envelope provided.â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” ALL PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

(1) Election of Directors.

NOMINEES
☐ FOR ALL NOMINEES	¡	Maurice B. Tose
	¡	Clyde A. Heintzelmam
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Richard A. Kozak Weldon H. Latham
	¡	Byron F. Marchant
☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

FOR AGAINST ABSTAIN
(2)	TO APPROVE THE POSSIBLE ISSUANCE OF SHARES OF CLASS A COMMON STOCK EQUAL TO MORE THAN 20% OF THE COMPANY’S OUTSTANDING CLASS A COMMON STOCK IN CONNECTION WITH THE FINANCING DESCRIBED IN THE PROXY STATEMENT.	☐	☐	☐

(3)	TO APPROVE THE FOURTH AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN.	☐	☐	☐

(4)	ADOPTION OF A STAGGERED BOARD OF DIRECTORS.	☐	☐	☐

(5)	ELIMINATION OF THE ABILITY OF STOCKHOLDERS TO ACT WITHOUT A MEETING THROUGH LESS THAN UNANIMOUS WRITTEN CONSENT.	☐	☐	☐

(6)	SUPER-MAJORITY VOTE PROPOSAL.	☐	☐	☐

(7)	TO ACT UPON SUCH OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.	☐	☐	☐

The undersigned hereby acknowledges receipt of notice of said meeting and the related Proxy Statement.

IF NO CHOICE IS INDICATED ABOVE, THE PROXIES WILL VOTE “FOR” ALL FIVE DIRECTOR NOMINEES AND PROPOSALS 2, 3, 4, 5 AND 6.

PLEASE MARK, SIGN AND RETURN THE PROXY PROMPTLY, USING THE ENCLOSED POSTAGE PAID ENVELOPE.

Signature of Stockholder __________________   Date: ________________   Signature of Stockholder____________________   Date: _________________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TELECOMMUNICATION SYSTEMS, INC.
Annapolis, Maryland 21401

ANNUAL MEETING JUNE 10, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Thomas M. Brandt, Jr. and Bruce A. White, and each of them, proxies (and if the undersigned is a proxy, as substitute proxies) each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Class A Common Stock and Class B Common Stock of TeleCommunication Systems, Inc, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, June 10, 2004, at 10:00 a.m. local time, at the O’Callaghan Hotel Annapolis, 174 West Street, Annapolis, MD 21401 and any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)